                                                                    EXHIBIT 10.9

                 REIMBURSEMENT, CREDIT AND SECURITY AGREEMENT
                 --------------------------------------------

          THIS AGREEMENT, made as of August 1, 2000 between INNOVATIVE SOLUTIONS AND SUPPORT, LLC, a Pennsylvania limited liability company (the "Borrower"), and PNC BANK, NATIONAL ASSOCIATION (the "Bank"), a national banking association.

                             W I T N E S S E T H :

          A. The Chester County Industrial Development Authority (the "Issuer") has issued its Industrial Development Revenue Bonds, 2000 Series A (Innovative Solutions and Support, LLC Project), in the aggregate principal amount of $4,335,000 (the "Bonds") under a Trust Indenture dated as of August 1, 2000 (the "Indenture") between the Issuer and Chase Manhattan Trust Company, National Association, as Trustee (including any successor trustee, the "Trustee").

          B. Pursuant to a Loan Agreement dated as of August 1, 2000 between the Issuer and the Borrower (the "Loan Agreement"), the proceeds of the Bonds are being applied to finance the costs of a project (the "Project") consisting of (i) financing the costs associated with the issuance of the Bonds; (ii) financing the acquisition of certain real property located in the Eagleview Corporate Center in Upper Uwchlan Township, Chester County, Pennsylvania (the "Property") and the construction thereon of a new manufacturing, warehouse and office facility (collectively with the Property and as more fully described on Exhibit B hereto, the "Project Facilities"). Under the Loan Agreement, the Borrower is obligated to make loan payments to the Trustee in amounts and at the times corresponding to the debt service and other payments required in respect of the Bonds.

          C. In order to facilitate the issuance and sale of the Bonds and to enhance the marketability of the Bonds and thereby achieve interest cost savings and other savings to the Borrower, the Borrower has asked the Bank to issue its Irrevocable Letter of Credit (together with any substitute letter of credit issued pursuant to the terms hereof, the "Letter of Credit") to the Trustee, for the account of the Borrower authorizing the Trustee to make one or more draws on the Bank up to an aggregate of $4,406,261 as reduced and reinstated from time to time in accordance with the provisions of the Letter of Credit, the "Letter of Credit Amount"), of which originally (i) $4,335,000 shall be in respect of principal of the Bonds and (ii) $71,261 shall be in respect of accrued interest on the Bonds. The purpose of the Letter of Credit is to provide funds for the payment of principal of and interest on the Bonds and purchase price of Bonds which have been tendered pursuant to the tender option provisions thereof and of the Indenture to the extent remarketing proceeds or other funds are not available therefor in accordance with the provisions of the Indenture.

          D. The obligations of the Borrower under this Agreement are secured by, among other things, a Guaranty and Surety Agreement of even date herewith of Innovative Solutions and Support, Incorporated ("IS&S, Inc.") and IS&S Delaware, Inc. (together with IS&S, Inc., the "Guarantors"").

          E. The Bank is willing to issue the Letter of Credit upon the terms and conditions hereinafter set forth.

          NOW, THEREFORE, in consideration of the foregoing and the undertakings herein set forth and intending to be legally bound, the Borrower and the Bank hereby agree as follows:

                                  ARTICLE I.

                                  DEFINITIONS

          Section 1.01  Definitions. In this Agreement (except as otherwise
                        -----------
expressly provided for or unless the context otherwise requires), the following terms have the meanings specified in the foregoing recitals:

          Bank                          Letter of Credit
          Bonds                         Letter of Credit Amount
          Borrower                      Loan Agreement
          Guarantors                    Project
          Indenture                     Project Facilities
          IS&S, Inc.                    Trustee
          Issuer

In addition, the following terms shall have the meanings specified in this Article, unless the context otherwise requires:

          "Affiliate" means a Person who directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Borrower or the board of directors of the Borrower. The term "control" (including the terms "controlling", "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the Borrower or the board of directors of the Borrower, or of the Person or the board of directors of the Person, whether through stock ownership, partnership interests, membership, voting rights, governing boards, committees, divisions or other bodies with one or more common members, directors, trustees or other managers, or otherwise.

          "Architect" means the architect engaged for the design and construction supervision of the Improvements, as may be approved by the Bank.

          "Architect Agreement" means that certain agreement, to be entered into between the Borrower and the Architect, and all exhibits and attachments thereto, as the same may be amended with the consent of the Bank.

          "Assignment of Construction Documents" shall have the meaning ascribed to such term in Section 3.04.

          "Bond Documents" means the Bonds, the Indenture, the Loan Agreement, the Remarketing Agreement and any other agreements or instruments relating thereto.

          "Business Day" means any day other than (i) a Saturday or Sunday, (ii) a day on which banking institutions in New York, New York, Philadelphia, Pennsylvania, Pittsburgh, Pennsylvania or in any other city where the principal corporate trust office of the Trustee or the office of the Bank at which drafts are to be presented under the Letter of Credit is located are required or authorized by law (including executive order) to close or on which either such office is closed for a reason not related to financial condition, or (iii) a day on which the New York Stock Exchange is closed.

          "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder, including any amendments and successor provisions thereto.

          "Collateral Documents" means the Mortgage, the Security Agreement, the Environmental Indemnity Agreement, the Assignment of Construction Documents, the Guaranty, and all other documents delivered by the Borrower or the Guarantors to the Bank as collateral to secure the Obligations.

          "Completion Date" means September 30, 2001.

          "Construction and Development Documents" means the Construction Contract, the Architect Agreement, the Plans and Specifications, all consents, licenses, permits, authorizations and approvals relating to the construction, completion, use and occupancy of the Improvements and all other instruments, documents and rights relating to the design, construction and development of the Improvements.

          "Construction Contract" means the construction contract to be entered into, and all exhibits and attachments thereto, between the Borrower and the Contractor for the construction of the Improvements.

          "Contamination" means the uncontained presence of Hazardous Substances at the Project Facilities, or arising from the Project Facilities, which may require remediation under any applicable law.

          "Contractor" means the general contractor hired by the Borrower for the construction of the Improvements.

          "Date of Issuance" shall have the meaning ascribed to such term in
Section 2.01.

          "EBITDA" means on the date of determination the sum of (i) net income (or loss) plus (ii) all interest expense plus (iii) all charges against income
          ----                           ----
for federal, state and local taxes actually paid plus depreciation expenses plus
                                                 ----
amortization expenses, in each case determined on a consolidated basis for IS&S, Inc. and its subsidiaries for the previous four consecutive fiscal quarters.

          "Environmental Indemnity Agreement" shall have the meaning ascribed to such term in Section 3.04.

          "Environmental Laws" means all applicable environmental statutes, ordinances, regulations, orders and requirements of common law concerning (i) activities at the Project Facilities, (ii) repairs or construction of any improvements at the Project Facilities, (iii) handling of any materials at the Project Facilities, (iv) discharges to the air, soil, surface water or ground water from the Project Facilities, and (v) storage, treatment or disposal of any waste at or connected with any activity at the Project Facilities.

          "Environmentally Sensitive Area" means (i) a wetland or other "water of the United States" for purposes of Section 404 of the federal Clean Water Act or any similar area regulated under any state law, (ii) a floodplain or other flood hazard area as defined pursuant to applicable state law, (iii) a portion of the coastal zone for purposes of the federal Coastal Zone Management Act, or
(iv) any other area development of which is specifically restricted under applicable law by reason of its physical characteristics or prior use.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "ERISA Affiliate" means (i) any corporation included with the Borrower in a controlled group of corporations within the meaning of Section 414(b) of the Code, (ii) any trade or business (whether or not incorporated or for-profit) which is under common control with the Borrower within the meaning of Section 414(c) of the Code, (iii) any member of an affiliated service group of which the Borrower is a member within the meaning of Section 414(m) of the Code, and (iv) any other entity treated as being under common control with the Borrower under
Section 414(o) of the Code.

          "Event of Default" shall have the meaning ascribed to such term in
Section 8.01.

          "Fiscal Year" means the annual accounting year of IS&S, Inc., which currently begins on October 1 in each calendar year.

          "Fixed Charge Ratio" means on the date of determination the ratio of
(i) EBITDA to (ii) the sum of interest expense plus prior year current
                                               ----
maturities of long term debt plus unfunded capital expenditures plus dividends
                             ----                               ----

plus cash taxes, in each case determined for IS&S, Inc. on a consolidated basis
----
for the previous four consecutive fiscal quarters.

          "GAAP" means generally accepted accounting principles consistently applied.

          "Guaranty" shall have the meaning ascribed to such term in Section
3.06.

          "Hazardous Substances" means "hazardous substances" or "contaminants" as defined pursuant to the Clean Air Act, 42 U.S.C. (S) 7401 et seq.; The
                                                             -- ---
Comprehensive Environmental Response, Compensation and Liability Act of
1980, 42 U.S.C. (S) 9601 et seq. ("CERCLA"); The Federal Water Pollution Control
                         -- ---
Act, 33 U.S.C. (S) 1251 et seq.; The
                        -- ---

Hazardous Material Transportation Act, 49 U.S.C. (S) 1801 et seq.; The Federal
                                                          -- ---
Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. (S) 136; The Resource Conservation and Recovery Act of 1976, 42 U.S.C. (S) 6901 et seq. (including the
                                                          -- ---
Hazardous and Solid Waste Amendments of 1984); The Toxic Substances Control Act, 15 U.S.C. (S) 2601 et seq.; The Federal Occupational Safety & Health Act of
                   -- ----
1970, 29 U.S.C. (S) 651 et seq. (including (S).3101 of the Omnibus
                        -- ---
Reconciliation Act of 1990); The Oil Pollution Act of 1990, Pub. L. No. 101-380, 104 Stat. 484 (1990); and the state analogues to any of the foregoing, all as amended from time to time and the regulations promulgated pursuant thereto; and any requirements of the common law which may impose obligations or liabilities as a result of the presence of or exposure to hazardous substances.

          "Improvements" means the manufacturing, warehouse and office facility to be constructed on the Property and included in the Project Facilities.

          "Inspecting Architect" means such person or entity as the Bank may designate, from time to time, to inspect the construction of the Improvements and to perform other services with respect thereto on behalf of the Bank.

          "Interest Component" shall have the meaning ascribed to such term in the Letter of Credit.

          "Interest Draft" shall have the meaning ascribed to such term in the Letter of Credit.

          "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any capitalized lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction.

          "Liquidity Period" means the period beginning on the date hereof and terminating on the first to occur of (i) the date the Letter of Credit terminates, (ii) the first date on which there are no longer any Bonds Outstanding other than Bonds bearing interest at a Term Rate or Bonds secured by a Replacement Credit Facility, and (iii) the date the Liquidity Period is terminated pursuant to Section 8.02.

          "Material Contract" means each indenture, mortgage, agreement or other instrument or contract (written or oral) to which the Borrower or either Guarantor is a party or by which any of its assets are bound (including, without limitation, any employment or executive compensation agreement, collective bargaining agreement, agreement relating to an Obligation, agreement for the construction, acquisition or disposition of real or personal property, agreement for the purchasing or furnishing of services, operating lease, joint venture agreement, agreement relating to the acquisition or disposition of an Affiliate or agreement of merger or consolidation) which (i) evidences, secures or governs any outstanding Obligation of either of $100,000 or more, (ii) is an operating lease (not evidencing the acquisition of a capital asset under GAAP) under which the Borrower or either Guarantor is a lessee providing for aggregate annual rentals or similar payments of $100,000 or more, or (iii) if canceled, breached or not renewed by any party thereto, would have a material adverse effect on the assets or condition (financial or otherwise) of the Borrower or either Guarantor.

          "Mortgage" shall have the meaning ascribed to such term in Section
3.04.

          "Multiemployer Plan" shall have the meaning ascribed to such term in
Section 3(37) of ERISA.

          "Obligations" means any and all obligations for the payment of money, including without limitation any and all (i) obligations for money borrowed,
(ii) obligations evidenced by bonds, debentures, notes, guaranties or other similar instruments, (iii) construction contracts, installment sale agreements and other purchase money obligations in connection with the performance of work, sale of property or rendering of services, (iv) leases evidencing the acquisition of capital assets, (v) reimbursement obligations in connection with letters of credit and other credit enhancement facilities, (vi) obligations for unfunded pension liabilities, (vii) guaranties of any such obligation of a third party, (viii) obligations under any interest or currency swaps future, option or other similar agreement and (ix) any such obligations of third parties secured by assets of the Borrower or either Guarantor.

          "Outstanding" when applied to the Bonds shall have the meaning ascribed to such term in the Indenture.

          "PBGC" means the Pension Benefit Guaranty Corporation.

          "Permitted Liens" means (i) Liens for taxes or assessments which are not yet due, Liens for taxes or assessments or Liens of judgments which are being contested, appealed or reviewed in good faith by appropriate proceedings which prevent foreclosure of any such Lien or levy of execution thereunder and against which Liens, if any, adequate insurance or reserves have been provided;
(ii) pledges or deposits to secure payment of workers' compensation obligations, unemployment insurance, deposits or indemnities to secure public or statutory obligations or for similar purposes; (iii) those minor defects which in the opinion of the Bank's counsel do not materially affect title to the collateral for the Borrower's obligations hereunder; (vi) Liens in favor of the Bank; (v) the lessor's retained title to personal property which is the subject matter of a true operating lease to the Borrower; and (vi) those further encumbrances, if any, shown on Exhibit F attached hereto.
              ---------

          "Person" means any individual, for-profit or not-for-profit corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Phase One Report" shall have the meaning ascribed to such term in
Section 4.01(k).

          "Plans" means all employee pension plans maintained by the Borrower or any ERISA Affiliate which are subject to Part 3 of Title I of ERISA.

          "Plans and Specifications" means the final plans and specifications for the construction and equipping of the Improvements, including all schematic and working drawings, and designations of all manufacturers and model numbers of all equipment, if any, as the same may be amended from time to time in accordance with the terms hereof.

          "Pledged Bonds" shall have the meaning ascribed to such term in
Section 3.03(a).

          "Prime Rate" means the rate of interest publicly announced by the Bank from time to time as the prime rate of the Bank effective in Philadelphia, Pennsylvania, adjusted as of the date of an announcement of any change in such prime rate. The prime rate is determined from time to time by the Bank as a means of pricing some loans to its borrowers and neither is tied to any external rate of interest or index, nor necessarily reflects the lowest rate of interest actually charged by the Bank to any particular class or category of customers.

          "Principal Component" shall have the meaning ascribed to such term in the Letter of Credit.

          "Prohibited Transaction" shall have the meaning ascribed to such term in Section 4975 of the Code or in Section 406 of ERISA.

          "Project Cost Schedule" shall have the meaning assigned to such term in Section 7.01.

          "Project Fund" shall have the meaning assigned to such term in the Indenture.

          "Redemption Draft" shall have the meaning ascribed to such term in the Letter of Credit.

          "Remarketing Agreement" means the Remarketing Agent's agreement with the Borrower to perform its duties as Remarketing Agent under the Indenture.

          "Remarketing Agent" means PNC Capital Markets, Inc., and its successor for the time being in such capacity pursuant to the Indenture.

          "Replacement Credit Facility" shall mean any Alternate Letter of Credit, as defined in the Indenture, delivered to the Trustee in replacement for the Letter of Credit as security for the Bonds pursuant to Section 5.09 of the Indenture.

          "Reportable Event" shall have the meaning ascribed to such term in Title IV of ERISA.

          "Security Agreement" shall have the meaning ascribed to such term in
Section 3.04.

          "State" means the Commonwealth of Pennsylvania.

          "Subcontract" means any contract for labor or material entered into between the Contractor and any Subcontractor, and all exhibits and attachments thereto.

          "Subcontractor" means any person or entity entering into a Subcontract with the Contractor.

          "Tangible Net Worth" means stockholder's equity in IS&S, Inc. less any advances to third parties, except those advances which the Bank deems have been satisfactorily subordinated and all items properly classified as intangibles, as all determined on a consolidated basis for IS&S, Inc. and its subsidiaries, in accordance with GAAP.

          "Tender Draft" shall have the meaning ascribed to such term in the Letter of Credit.

          "Term Rate" shall have the meaning ascribed to such term in the Indenture.

          "Unfunded Benefit Liability" shall have the meaning given in and be determined in accordance with Section 4001(a)(18) of ERISA.

          "Unremarketed Tendered Bonds" means Bonds which (a) have been tendered for purchase pursuant to tender option provisions of the Bonds and the Indenture and (b) have not been successfully remarketed by the Remarketing Agent prior to 10:00 a.m. on the date of purchase thereof pursuant to such tender.

          Section 1.02  Rules of Construction; Time of Day. In this Agreement,
                        ----------------------------------
unless otherwise indicated, (i) defined terms may be used in the singular or the plural and the use of any gender includes all genders, (ii) the words "hereof", "herein", "hereto", "hereby" and "hereunder" refer to this entire Agreement, and
(iii) all references to particular Articles, Sections or Exhibits are references to the Articles, Sections or Exhibits of this Agreement. References to any time of the day in this Agreement shall refer to Eastern standard time or Eastern daylight saving time, as in effect in Philadelphia, Pennsylvania on such day.

                                  ARTICLE II.

                      LETTER OF CREDIT AND REIMBURSEMENT

          Section 2.01  Issuance of Letter of Credit. The Borrower hereby
                        ----------------------------
requests the Bank to issue the Letter of Credit to the Trustee. Subject to the conditions precedent hereinafter set forth, the Bank will issue to the Trustee pursuant to the request of the Borrower, on the date of issuance of the Bonds (the "Date of Issuance"), the Letter of Credit in the Letter of Credit Amount and substantially in the form of Exhibit A. The Interest Component of the Letter of Credit Amount has been established on the basis of 50 days interest on the Bonds and a 365-day year, at an assumed maximum interest rate of 12% per annum and will initially equal Seventy One Thousand Two Hundred Sixty One Dollars ($71,261) (as from time to time reduced and reinstated as provided in the Letter of Credit). The Letter of Credit shall expire at 5:00 p.m. on August 7, 2003 or, if such day is not a Business Day, on the next succeeding Business Day, except that such expiration date shall automatically be extended for one additional year effective on each anniversary of the date of issuance of the Letter of Credit, unless the Bank, at its option, gives the Borrower and the Trustee notice at least ninety (90) days prior to such anniversary that such expiration date will not be so extended. The Letter of Credit is subject to prior automatic termination as provided in paragraph 8 thereof. All drawings under the Letter of Credit will be paid with the Bank's own funds.

          Section 2.02  Reimbursement and Other Payments.
                        --------------------------------

                (a)     Reimbursement Payments and Interest. The Borrower hereby
                        -----------------------------------
agrees to pay or cause to be paid to the Bank:

                        (1) a sum equal to each amount drawn under the Letter of Credit by an Interest Draft, on the same Business Day that such drawing is honored (but not before such drawing is honored);

                        (2) a sum equal to each amount drawn against the Interest Component of the Letter of Credit Amount by a Tender Draft (A) in the case of any such amount drawn on an Interest Payment Date (as defined in the Indenture) of the Bonds being purchased with the proceeds of such Tender Draft, the same Business Day that such drawing is honored (but not before such drawing is honored), and (B) in all other cases, on the first to occur of (i) the first Business Day of the first calendar month following the calendar month in which such drawing is honored, (ii) the date on which the Bonds purchased with the proceeds of such Tender Draft are remarketed by the Remarketing Agent and the proceeds thereof delivered to the Trustee, (iii) the date on which the Bonds purchased with the proceeds of such Tender Draft are redeemed or otherwise paid in full, or
     (iv) the date the Liquidity Period terminates;

                        (3) a sum equal to each amount drawn against the Principal Component of the Letter of Credit Amount by a Tender Draft, on the first to occur of (i) the date on which the Bonds purchased with the proceeds of such Tender Draft are remarketed by the Remarketing Agent and the proceeds thereof are delivered to the Trustee, (ii) the date on which the Bonds purchased with the proceeds of such Tender Draft are redeemed or otherwise paid in full, or (iii) the date the Liquidity Period terminates; and

                        (4) a sum equal to each amount drawn under the Letter of Credit by a Redemption Draft, on the same Business Day that such drawing is honored (but not before such drawing is honored).

All sums payable to the Bank under this Section 2.02(a) shall bear interest, from the date the Borrower receives notice from the Trustee that the corresponding drawing was honored under the Letter of Credit until such sums are paid in full (it being understood and agreed that any sum paid after 3:00 p.m. on a Business Day shall bear interest as if it was paid at 9:00 a.m. on the next following Business Day), at a fluctuating rate per annum (computed for the actual number of days elapsed, based on a 360-day year) equal to the Prime Rate; provided that any amount that is not paid within 10 days of the date such amount is due and payable to the Bank under this Agreement shall thereafter bear interest at a fluctuating rate per annum (computed for the actual number of days elapsed, based on a 360-day year) equal to two percent (2%) per annum above the Prime Rate. Interest accruing pursuant to this Section 2.02(a) shall be due and payable on the first Business Day of each calendar month after the date the corresponding drawing is honored under the Letter of Credit and on the date the respective sum is paid. All payments under this Section 2.02(a) shall be applied first to the payment of interest due and payable under this Section 2.02(a) and then to the reduction of the principal balance of sums due and payable under this Section 2.02(a).

               (b)  Fees. On the Date of Issuance, the Borrower shall pay to the
                    ----
Bank a commitment fee for the period from the Date of Issuance to September 30, 2000, computed at the rate of one and one-half percent (1.5%) per annum on the Letter of Credit Amount. On October 1, 2000, and quarterly on each January 1, April 1, July 1 and October 1 thereafter so long as any credit remains available to the Trustee under the Letter of Credit, the Borrower shall pay to the Bank a commitment fee computed in advance for the succeeding quarter at the rate of one and one-half percent (1.5%) per annum on the Letter of Credit Amount as of the date such commitment fee is due and payable. Computations of the commitment fees under this Section shall be for the actual number of days in the applicable period, based on a 360-day year. There shall be no reduction or refund of any portion of any such commitment fee in the event the Letter of Credit expires or is drawn upon, reduced (automatically or otherwise), terminated or otherwise modified after the date such commitment fee is due and payable. In the event any commitment fee payable under the terms hereof is not paid on or before the date it is due and payable, the payment of such commitment fee shall be accompanied by interest thereon, from the date such payment becomes due until it is paid in full, at a fluctuating rate per annum (computed for the actual number of days elapsed, based on a 360-day year) equal to two percent (2%) per annum above the Prime Rate.

               (c)  Transaction and Transfer Charges and Expenses. The Borrower
                    ---------------------------------------------
shall pay to the Bank all reasonable transaction charges that the Bank may make for drawings under the Letter of Credit. Such transaction charges shall be payable upon submission to the Borrower by the Bank of the Bank's bill therefor. In addition, the Borrower shall pay to the Bank on demand any and all reasonable charges and expenses which the Bank may pay or incur relative to the Letter of Credit. The Borrower shall pay to the Bank upon each transfer of the Letter of Credit in accordance with its terms a transfer fee equal to $1,000.00, together with any and all costs and expenses of the Bank incurred in connection with such transfer.

               (d)  Increased Costs.
                    ---------------

                    (1) If after the date of this Agreement any enactment, promulgation or adoption of or change in any applicable law, treaty, regulation or rule or in the interpretation or administration thereof by any court, administrative or governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any guideline, request or directive issued after the date hereof (whether or not having the force of law compliance with which is not optional on the part of the Bank) of any such authority, central bank or comparable agency, shall either (i) impose, modify or deem applicable any reserve, special deposit, capital, insurance assessment or similar requirement (including without limitation a guideline, request or directive which affects the manner in which the Bank allocates capital resources to its commitments, including its obligations under this Agreement and the Letter of Credit), (ii) subject the Bank to any tax, deduction or withholding or change the basis of taxation of the Bank (other than a change in a rate of tax based on overall net income of the Bank), (iii) cause or deem letters of credit to be assets held by the Bank and/or deposits on its books, or (iv) impose on the Bank any other condition regarding this Agreement or the Letter of Credit, and the result of any event referred to in clause (i), (ii), (iii) or (iv) of this sentence shall be to increase the direct or indirect cost to the Bank of issuing or maintaining the Letter of Credit or the Bank's obligations under this Agreement or to reduce the amounts receivable by the Bank hereunder or to reduce the rate of return on the capital of the Bank in connection with this Agreement (which increase in cost, reduction in amounts receivable or reduction in rate of return shall be determined by the Bank's reasonable allocation of such cost increase or reduction in amounts receivable resulting from such event), then within 30 Business Days after demand by the Bank, the Borrower shall pay to the Bank, from time to time as specified by the Bank, additional amounts that in the aggregate shall be sufficient to compensate the Bank for such increased cost, reduction in amounts receivable or reduction in rate of return or take such other action that shall be acceptable to the Trustee as shall cause the Bank's Letter of Credit obligations hereunder to be terminated. A certificate as to such increased cost, reduction in amounts receivable or reduction in rate of return by the Bank together with evidence of the same showing calculations therefor, submitted by the Bank to the Borrower shall, in absence of manifest error, be conclusive and binding for all purposes.

               (2) If after the date of this Agreement the Bank shall have determined that any enactment, promulgation or adoption of or change in any applicable law, treaty, regulation, rule or guideline regarding capital adequacy, or in the interpretation or administration thereof, by any administrative or governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank (or any controlling affiliate) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law and whether or not failure to comply thereunder would be unlawful) of any such authority, central bank or comparable agency, affects or would affect the amount of capital required or expected to be maintained by the Bank (or any controlling affiliate) and the Bank determines, on the basis of reasonable allocations, that the amount of such capital is increased by or is based on its issuance or maintenance of the Letter of Credit or the Bank's obligations under this Agreement, then, within 30 Business Days after demand by the Bank, the Borrower shall pay to the Bank, from time to time as specified by the Bank, additional amounts sufficient to compensate the Bank therefor or take such other action that shall be acceptable to the Trustee or shall cause the Bank's Letter of Credit obligations hereunder to be terminated. A certificate as to such additional amounts, together with evidence of the same showing calculations therefor, submitted to the Borrower by the Bank shall, in the absence of manifest error, be conclusive and binding for all purposes.

          (e)  General Interest Accrual; Place of Payment. Except as otherwise
               ------------------------------------------
provided in Section 2.02(a), all payments to the Bank under this Agreement (including without limitation all payments becoming due under Sections 2.02(b) and 2.02(c)) shall be accompanied by interest thereon, from the date such payments become due until they are paid in full, at a fluctuating rate per annum (computed for the actual number of days elapsed, based on a 360-day year) equal to the Prime Rate; provided that any amount that is not paid within 10 days of the date such amount is due and payable to the Bank under this Agreement shall thereafter bear interest at a fluctuating rate per annum (computed for the actual number of days elapsed, based on a 360-day year) equal to two percent (2%) per annum above the Prime Rate. All payments by the Borrower to the Bank under this Agreement shall be made in lawful currency of the United States at the Bank's office at 1600 Market Street, Philadelphia, Pennsylvania 19103,
Attention: Corporate Banking, or at such other address and to the attention of such other person as the Bank may stipulate by written notice to the Borrower, upon at least 30 days prior written notice, or by a wire transfer in immediately available funds from the Borrower to the Bank in accordance with written wire instructions given to the Borrower by the Bank; provided that (i) all reimbursement and transaction charge payments under Sections 2.02(a) and 2.02(c) shall be made at the Bank's letter of credit office at 237 Fifth Avenue, 3rd Floor - Annex Building, Pittsburgh, PA 15222, Attention: Letter of Credit Department, or such other address as the Bank may stipulate by written notice to the Borrower, and (ii) all reimbursement payments under Section 2.02(a) shall be made in immediately available funds.

  Section 2.03 Transfer; Reduction; Reinstatement.
               ----------------------------------

          (a)  Transfer. The Letter of Credit may be transferred in accordance
               --------
with paragraph 9 of the Letter of Credit.

          (b)  Reduction. The Letter of Credit Amount and the respective
               ---------
Principal Component and Interest Component thereof shall be automatically reduced as specified in paragraph 5 of the Letter of Credit. With respect to any reductions of the Letter of Credit Amount pursuant to the terms of the Letter of Credit as a result of Bonds ceasing to be Outstanding, the Bank shall have the right, at its option, to require the Trustee to promptly surrender the outstanding Letter of Credit to the Bank and to accept in substitution therefor a letter of credit in the form of Exhibit A attached hereto, dated the date of such substitution, for an amount equal to the Letter of Credit Amount as so reduced, but otherwise having terms identical to the then outstanding Letter of Credit.

          (c)  Reinstatement. In the event of a drawing under the Letter of
               -------------
Credit with an Interest Draft, the Interest Component of the Letter of Credit Amount shall, as provided in paragraph 6 of the Letter of Credit and subject to the conditions therein set forth, be automatically reinstated by an amount equal to the amount of such drawing. In the event of a drawing under the Letter of Credit with a Tender Draft, the Principal Component and Interest Component of the Letter of Credit Amount shall, as provided in paragraph 7 of the Letter of Credit, be reinstated with respect to such drawing (1) when and to the extent that (i) the Bank has received reimbursement for such drawing in immediately available funds (or the Trustee has received immediately available funds which, pursuant to the Indenture, the Trustee will immediately remit to the Bank as reimbursement for such drawing) and (ii) the Trustee has delivered a certificate to the Bank in respect of such reinstatement in the form required by paragraph 7 of the Letter of Credit, or (2) when and to the extent the Bank, at its option, upon the Borrower's request, advises the Trustee in writing that such reinstatement shall occur, it being understood that the Bank shall have no obligation to grant any such reinstatement except as set forth in clause (1) of this sentence.

     Section 2.04 Obligations Absolute. The obligations of the Borrower under
                  --------------------
this Article shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including without limitation the following circumstances: (i) any lack of validity or enforceability of the Letter of Credit, the Bond Documents or any other agreement or document relating thereto;
(ii) any amendment or waiver of or any consent to or departure from the Letter of Credit, the Bond Documents or any document relating thereto; (iii) the existence of any claim, set-off, defense or other right which the Borrower may have at any time against the Trustee (or any persons or entities for whom the Trustee may be acting), the Remarketing Agent, the Bank or any other person or entity, whether in connection with this Agreement, the transactions described herein or any unrelated transaction; or (iv) any of the circumstances contemplated in clauses (1) through (7), inclusive, of Section 2.06(a), except to the extent provided for therein. The Borrower understands and agrees that no payment by it under any other agreement (whether voluntary or otherwise) shall constitute a defense to its obligations hereunder, except to the extent that the Bank has been indefeasibly paid in full.

     Section 2.05 Indemnification. To the extent permitted by applicable law,
                  ---------------
the Borrower hereby indemnifies and holds harmless the Bank (and its directors, officers, employees and agents) from and against any and all claims, damages, losses, liabilities, costs or expenses (including reasonable attorneys' fees for counsel of the Bank's choice) whatsoever which the Bank may incur (or which may be claimed against the Bank by any person or entity whatsoever) by reason of or in connection with (a) the issuance or a transfer of, or payment or failure to pay under, the Letter of Credit, (b) any material breach by the Borrower of any representation, warranty, covenant, term or condition in, or the occurrence of any default under, this Agreement, the Collateral Documents or the Bond Documents, including all fees or expenses resulting from the settlement or defense of any claims or liabilities arising as a result of any such breach or default, and (c) involvement of the Bank in any legal suit, investigation, proceeding, inquiry or action as a consequence, direct or indirect, of the Bank's issuance of the Letter of Credit, its entering into this Agreement or any other event or transaction contemplated by any of the foregoing; provided the Borrower shall not be required to indemnify the Bank for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (i) Bank's failure to observe general banking practices, (ii) the gross negligence or willful misconduct of the Bank or (iii) the Bank's failure to pay under the Letter of Credit after the presentation to it by the Trustee of a draft and certificate strictly complying with the terms and conditions of the Letter of Credit, unless the Bank in good faith believes that it is prohibited by law or other legal authority from making such payment. Nothing in this
Section is intended to limit the Borrower's reimbursement obligations contained in Section 2.02(a). The obligations of the Borrower under this Section shall survive the termination of this Agreement.

     Section 2.06 Liability of Bank.
                  -----------------

          (a) As between the Borrower and the Bank, the Borrower assumes all risks of the acts or omissions of the Trustee with respect to the Trustee's use of the Letter of Credit. Neither the Bank nor any of its officers or directors shall be liable or responsible for: (1) the use which may be made of the Letter of Credit or for any acts or omissions of the Trustee in connection therewith;
(2) except as set forth in subsection 2.06(a)(3) hereof, the form, validity, sufficiency, accuracy or genuineness of any documents (including without limitation any documents presented under the Letter of Credit), or of any statement therein or endorsement thereon, even if any such documents, statements or endorsements should in fact prove to be in any or all respects invalid, insufficient, fraudulent, forged, inaccurate or untrue; (3) the payment by the Bank against presentation of documents which do not comply with the terms of the Letter of Credit unless the documents on their face appear not to comply with the terms of the Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit, or any other failure by the Trustee to comply fully with conditions required in order to effect a drawing under the Letter of Credit; (4) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign the Letter of Credit or the rights or benefit thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason unless the documents on their face appear not to comply with the terms of the Letter of Credit; (5) errors, omissions, interruptions, losses or delays in transmission or delivery of any messages by mail, cable, telegraph, telex, telephone or otherwise; (6) any loss or delay in the transmission or otherwise of any document or draft required in order to make a drawing under the Letter of Credit; or (7) any other circumstances whatsoever in making or failing to make payment under the Letter of Credit; except only that the Borrower shall have a claim against the Bank, and the Bank shall be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential, damages suffered by the Borrower which the Borrower proves were caused solely by
(i) the Bank's gross negligence or willful misconduct, (ii) or Bank's failure to observe general banking practices or (iii) the Bank's willful failure to pay under the Letter of Credit after the presentation to it by the Trustee of a draft and certificate strictly complying with the terms and conditions of the Letter of Credit, unless the Bank in good faith believes that it is prohibited by law or other legal authority from making such payment. In furtherance and not in limitation of the foregoing, the Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; provided that if the Bank shall receive written notification from both the Trustee and the Borrower that documents conforming to the terms of the Letter of Credit to be presented to the Bank are not to be honored, the Bank agrees that it will not honor such documents.

          (b) Except for the Bank's obligations under the Letter of Credit, the Bank shall have no liability to the Borrower or any other person as a result of any reduction of the credit rating of the Bank or any deterioration in the Bank's financial condition, and the Borrower hereby indemnifies and holds harmless the Bank from any and all claims, damages, losses, liabilities, costs or expenses relating to the Letter of Credit asserted by or on behalf of the Borrower, the Guarantors, or any affiliate or agent thereof, which the Bank may incur in connection therewith. No reduction of the credit rating of the Bank or deterioration in the Bank's financial condition shall reduce or in any way diminish the obligations of the Borrower to the

Bank under this Agreement, including without limitation the Borrower's obligation to pay Letter of Credit commitment fees to the Bank and to reimburse the Bank for any drawing under the Letter of Credit.

                                 ARTICLE III.

                                   SECURITY

     Section 3.01 Security and Subrogation under Indenture. The Borrower and the
                  ----------------------------------------
Bank intend that (i) the Bank will have the security and benefit of the Bond Documents as provided in the Indenture and (ii) in the event of one or more draws under the Letter of Credit and the application thereof to the payment of Bonds, the Bank will be subrogated pro tanto to the rights of the Trustee and the holders of such Bonds under the Bond Documents and in and to all funds and security held by the Trustee under the Indenture for the payment of the principal of and interest on such Bonds, including without limitation all loan funds, construction funds, escrow funds, revenue funds, operation funds, debt service funds, reserve funds, redemption funds and other funds and securities and other instruments comprising investments thereof. In addition, the Bank shall have any and all other subrogation rights available to the Bank at law or in equity.

     Section 3.02 Pledge of Rights to Certain Funds and Investments. To secure
                  -------------------------------------------------
the Borrower's obligations to the Bank under this Agreement, the Borrower hereby pledges to the Bank, and grants to the Bank a security interest in, all of the Borrower's right, title and interest in and to all funds and investments thereof now or hereafter held by the Trustee under the Indenture as security for the payment of the Bonds, including without limitation any and all loan funds, escrow funds, revenue funds, operations funds, debt service funds, reserve funds, redemption funds and other funds and securities and other instruments comprising investments thereof and interest and other income derived therefrom held as security for the payment of the Bonds, such pledge, assignment and grant being under and subject only to the rights of the Trustee under the Indenture. The Borrower covenants and agrees that it will defend the Bank's rights and security interests created by this Section against the claims and demands of all persons except the Trustee. In addition to its other rights and remedies under this Agreement and the Bond Documents, the Bank shall have all the rights and remedies of a secured party under the Uniform Commercial Code of the State or other applicable law with respect to the security interests created by this Section. The Bank's rights under this Section are in addition to, and not in lieu of, its rights described in Section 3.01.

     Section 3.03 Pledged Bonds.
                  -------------

          (a)     Pledge. To secure the Borrower's obligations to the Bank under
                  ------
this Agreement, the Borrower hereby pledges and assigns to the Bank, and grants to the Bank a security interest in, all of the Borrower's right, title and interest, now owned or hereafter acquired, in and to any and all Unremarketed Tendered Bonds (together with all income therefrom and proceeds thereof) purchased pursuant to the Indenture with the proceeds of a Tender Draft presented under the Letter of Credit for which neither (i) full reimbursement has been made to the Bank nor (ii) the Trustee holds sufficient funds which, pursuant to the Indenture, the Trustee is required to apply on behalf of the Borrower to reimburse the Bank in full for such Tender Draft on the date such Tender Draft is paid by the Bank. Such Unremarketed Tendered Bonds shall be pledged to the Bank, registered in its name as pledgee of the Borrower and delivered to and held by the Trustee as agent for the Bank under this Section
3.03 or, at the option of the Bank by written notice to the Borrower and the Trustee, the pledged Unremarketed Tendered Bonds specified in such notice shall be delivered to and held by the Bank. Unremarketed Tendered Bonds which are so pledged and held by the Trustee as agent for the Bank or by the Bank are herein referred to as "Pledged Bonds".

          (b)  Pledged Bond Payments. Any principal of, premium on and interest
               ---------------------
on Pledged Bonds which becomes due and payable (including any due-bills received upon purchase thereof pursuant to the record date provisions of the Indenture or the Bonds) shall be paid to the Bank. All sums of money so paid to the Bank in respect of Pledged Bonds shall be credited against the obligation of the Borrower to reimburse the Bank, with interest, under Section 2.02(a) for the amount drawn with a Tender Draft to fund the purchase of such Pledged Bonds pursuant to the Indenture.

          (c)  Release of Pledged Bonds. If the Borrower pays or causes to be
               ------------------------
paid in full its obligation under Section 2.02(a) for the reimbursement of the amount (or allocable portion thereof) drawn with a Tender Draft to fund the purchase of Pledged Bonds pursuant to Article IV of the Indenture (or if the Trustee has received immediately available funds which, pursuant to Section 4.05 of the Indenture, the Trustee is required to pay over promptly to the Bank in an amount sufficient to pay the Borrower's reimbursement obligation under Section 2.02(a) with respect to the amount drawn with such Tender Draft to fund the purchase of such Pledged Bonds), and provided no Event of Default has occurred and is continuing, the Bank will release from the pledge of this Agreement and will deliver, or cause its agent to deliver, such Pledged Bonds to such person or persons as the Trustee or the Borrower may direct. An amount equal to the principal of, plus accrued interest on, such Pledged Bonds shall be presumed (absent notice to the contrary) to be an "amount sufficient" for purposes of this Section 3.03(c) and, upon receipt of such amount by the Trustee for payment to the Bank as aforesaid, the Trustee shall be automatically authorized to deliver such Pledged Bonds as aforesaid free from the pledge of this Agreement, unless the Trustee has received from the Bank written notice or telephonic notice (which shall thereafter be confirmed in writing) that such release shall not occur.

          (d)  Liability of Bank. The Bank shall not be liable for failure to
               -----------------
collect or realize upon the obligations secured by the Pledged Bonds or any collateral security or guarantee therefor, or any part thereof, or for any delay in so doing, and the Bank shall not be under any obligation to take any action whatsoever with regard thereto.

          (e)  Representations; Rights and Remedies. The Borrower represents and
               ------------------------------------
warrants to the Bank that the pledge, assignment and delivery of Pledged Bonds pursuant to this Section 3.03 will create a valid first lien on and a first perfected security interest in, all right, title and interest of the Borrower in and to the Pledged Bonds, and the proceeds thereof. The Borrower covenants and agrees that it will defend the Bank's right, title and security interest in and to the Pledged Bonds and the proceeds thereof against the claims and demands of all persons. In addition to its other rights and remedies under this Agreement and the Bond

Documents, the Bank shall have all the rights and remedies of a secured party under the Uniform Commercial Code of the State or other applicable law with respect to the security interests created by this Section.

     Section 3.04 Mortgage; Additional Security. To further secure the
                  -----------------------------
Borrower's obligations to the Bank under this Agreement, the Borrower shall execute (and with respect to subsection (iv) below, shall cause each Guarantor to execute) (i) a mortgage and security agreement granting the Bank a first priority mortgage on the Project Facilities (the "Mortgage"); (ii) an Environmental Indemnity Agreement relating to the Project Facilities (the "Environmental Indemnity Agreement"); (iii) an Assignment of Construction and Development Documents collaterally assigning the Borrower's interest in all Construction Documents (the "Assignment of Construction Documents") and (iv) a Security Agreement granting the Bank a security interest in all of the Borrower's and each Guarantors's accounts, general intangibles, instruments, chattel paper, inventory, machinery and equipment (the "Security Agreement").

     Section 3.05 Financing Statements. The Borrower will execute and deliver,
                  --------------------
and cause to be executed and delivered, such financing statements and continuation statements under the Uniform Commercial Code of the State or other applicable law as the Bank may specify in order to perfect and maintain perfection of the Bank's security interests under this Agreement, and the Collateral Documents, and will pay the costs of filing the same in such public offices as the Bank may designate.

     Section 3.06 Guaranty. The Borrower shall cause the Guarantors to execute
                  --------
and deliver to the Bank a Guaranty and Surety Agreement dated as of the date hereof (the "Guaranty") under which the Guarantors shall guarantee and become a surety for the Borrower's obligations under this Agreement.

                                  ARTICLE IV.

                             CONDITIONS PRECEDENT

     Section 4.01 Documentation. As conditions precedent to the Bank's issuance
                  -------------
of the Letter of Credit, the Bank shall have received each of the following in form and substance satisfactory to the Bank:

          (a) Executed copies of this Agreement and the Collateral Documents (other than the Mortgage, the Environmental Indemnity Agreement and the Assignment of Construction Documents), and true and correct copies of executed copies of the Bond Documents and all documentation delivered in connection therewith;

          (b)     Such financing statements as the Bank may require pursuant to
Section 3.05;

          (c) Certified copies of the certificate or articles of formation or incorporation, operating agreement or bylaws and authorizing resolutions of the Borrower and each of the Guarantors, as applicable, and a good standing certificate for the Borrower and each of the Guarantors issued by the state of formation or incorporation of the Borrower and each of the Guarantors;

          (d) A certificate of the Borrower as of the date of execution and delivery hereof stating that (i) the representations and warranties contained in
Article V are true and correct and (ii) no Event of Default has occurred and is continuing, and no event has occurred and is continuing which, with the giving of notice or lapse of time or both, would constitute an Event of Default;

          (e) An opinion of counsel to the Borrower and the Guarantors (which opinions may be issued, where indicated, in reasonable reliance upon certifications, opinions and other documentation derived from governmental agencies and others having particular access to materials and information necessary to reach the conclusions expressed in such opinions) in form and substance acceptable to the Bank and its counsel;

          (f) A certificate or certificates of the officers of the Issuer covering such matters as to the Issuer and the Bond Documents as the Bank may reasonably request;

          (g) Opinions of Stevens & Lee, bond counsel, and Conrad O'Brien Gellman & Rohm, P.C., counsel to the Issuer, covering such matters as to the Issuer and the Bond Documents as the Bank may reasonably request;

          (h) A certificate or certificates of the Guarantors as of the date of execution and delivery hereof (i) stating that the representations and warranties contained in the Guaranty are true and correct and (ii) no Event of Default as defined in the Guaranty has occurred and is continuing, and no event has occurred and is continuing, which with the giving of notice or lapse of time or both, would constitute such an Event of Default;

          (i) Consolidated financial statements of IS&S, Inc. and its subsidiaries as of March 31, 2000 for the six-month period then ending;

          (j) Evidence of the insurance required under Section 6.05 and that the Project Facilities are not located in a Special Flood Hazard area as defined by the United States Department of Housing and Urban Development;

          (k) The "Phase One" environmental reports concerning the Project Facilities dated October 4, 1999 prepared by Tri State Environmental Management Services (the "Phase One Report") and satisfactory to the Bank; and

          (l) Such other documents, certificates, approvals, assurances and opinions as are listed in the closing memorandum filed with the Trustee in connection with the issuance of the Bonds or as the Bank may reasonably request.

     Section 4.02 Issuance of Bonds. On the date of execution and delivery
                  -----------------
hereof, all conditions precedent to the issuance and original placement of the Bonds shall have been satisfied, and the Bonds shall have been duly issued and delivered.

                                  ARTICLE V.

                        REPRESENTATIONS AND WARRANTIES

               Each Borrower represents and warrants as follows:

     Section 5.01 Existence. The Borrower is a limited liability company, duly
                  ---------
formed, validly existing and in good standing under the laws of Pennsylvania. The Borrower has furnished to the Bank true and complete copies of its articles of formation and operating agreement. The Borrower has all necessary permits, licenses, certifications and qualifications to conduct its business as it is presently being conducted, and has complied in all material respects with all applicable requirements of the United States and the State, and their respective agencies and instrumentalities, to own and operate the Project Facilities as it is intended to be owned and operated pursuant to this Agreement.

     Section 5.02 Power, Authorization and No Conflicts. The Borrower has all
                  -------------------------------------
requisite power to own and operate its properties and to conduct its business and operations as it is currently being conducted. The execution, delivery and performance by the Borrower of this Agreement, the Collateral Documents and the Bond Documents to which the Borrower is a party (i) are within the Borrower's powers, and (ii) do not contravene the certificate of incorporation or the bylaws of the Borrower or any law, rule, regulation, decree, order or judgment applicable to the Borrower or any indenture, mortgage, instrument, contract, agreement or restriction binding on or affecting the Borrower or any of its assets, or result in the creation of any mortgage, pledge, lien or encumbrance upon any of its assets other than as provided by the terms thereof.

     Section 5.03 Governmental Authorizations and Other Approvals. The Borrower
                  -----------------------------------------------
has all necessary governmental and other authorizations, approvals, consents, permits, licenses, certifications and qualifications, and has complied in all material respects with all applicable requirements of the United States and the State and other jurisdictions where the Borrower conducts business or owns property and of their respective agencies and instrumentalities, to conduct its business as it is presently conducted and to own and operate the Project Facilities as it is presently intended to be owned and operated pursuant to this Agreement. No authorization, approval or other action by, and no notice to or filing with, any governmental authority, regulatory body or court is required for the due execution, delivery and performance by the Borrower of this Agreement, the Collateral Documents and the Bond Documents to which the Borrower is a party, except such as have been obtained or are not issuable on or before the Date of Issuance.

     Section 5.04 Validity and Binding Effect. This Agreement, the Collateral
                  ---------------------------
Documents and the Bond Documents to which the Borrower is a party are, or in the case of the Mortgage, the Environmental Indemnity Agreement and the Assignment of Construction Documents, upon their due execution will be, the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their terms, subject to the application by a court of general principles of equity and to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally.

     Section 5.05 No Litigation. There is no pending action or proceeding before
                  -------------
any court, governmental agency or arbitrator against or involving the Borrower and, to the best of the Borrower's knowledge, there is no threatened action or proceeding affecting the Borrower before any court, governmental agency or arbitrator which, in any case, might materially and adversely affect the business, operations, assets, condition (financial or otherwise) or prospects of the Borrower, or the validity or enforceability of this Agreement, the Collateral Documents or the Bond Documents to which the Borrower is a party, or the acquisition, construction, renovation and operation of the Project Facilities.

     Section 5.06 No Violations. The Borrower is not, and no event has occurred
                  -------------
which with the passage of time or the giving of notice or both would result, in noncompliance with, breach of or in default under (a) any applicable law or administrative regulation of the United States, the State or any other governmental body or agency or instrumentality thereof or any applicable judgment, order or decree or (b) the Bond Documents or any other credit agreement, indenture, mortgage, agreement or other instrument to which it is a party or otherwise subject, where the result of such noncompliance, breach or default would have a material adverse effect on the Borrower. The Borrower has no knowledge of any violation, nor is there any notice or other record of any violation, of any zoning, subdivision, environmental, building or other statute, ordinance, regulation, restrictive covenant or other restriction applicable to the Project Facilities.

     Section 5.07 Compliance. To the best of the Borrower's knowledge, the
                  ----------
acquisition and renovation of the Project Facilities as contemplated by this Agreement and the use and operation of the Project Facilities do and shall, in all material respects, comply with, and are lawful, permitted and conforming uses under, all applicable building, fire, safety, zoning, subdivision, sewer, environmental, health, insurance and other laws, ordinances, rules, regulations and plan approval conditions of any governmental or public body or authority, and the Borrower has obtained, or will obtain prior to commencement of the renovation of the Project Facilities, all permits, licenses or approvals from such governmental or public bodies or authorities which are a necessary precondition to the acquisition, construction and renovation of the Project Facilities.

     Section 5.08 Title to Properties; Liens and Encumbrances. The Borrower has
                  -------------------------------------------
good and marketable title in fee simple to all of its real property and valid and indefeasible ownership of all of its fixtures, equipment and other assets. All such real property, fixtures and equipment necessary to the conduct of the business of the Borrower are in reasonable working order and free of any material defects, and are suitable for the purposes for which they are presently being used, and repair or replacement thereof has not knowingly been deferred. There exist no Liens against any of the real or personal, tangible or intangible, assets of the Borrower (including without limitation statutory and other liens of mechanics, workers, contractors, subcontractors, suppliers, taxing authorities and others), except Permitted Liens; and the Borrower has not made a contract or arrangement of any kind, the performance of which by the other party thereto could give rise to a Lien on the Project Facilities by operation of law or otherwise except such as are adequately and fully covered by the Bank's title insurance insuring the lien of the Mortgage.

          Section 5.09  Utilities and Access. All utility services necessary for
                        --------------------
operation of the Project Facilities, including water supply, storm and sanitary sewer facilities, gas, electricity and telephone facilities are available within the boundaries of the Project Facilities; and all roads necessary for the full utilization of the Project Facilities for their intended purposes have been completed and the necessary rights-of-way therefor have been acquired by the appropriate governmental authority or others or have been dedicated to public use and accepted by such governmental authority.

          Section 5.10  Financial Information. The audited consolidated balance
                        ---------------------
sheets of IS&S, Inc. and its subsidiaries as of September 30, 1999, and the related consolidated statements of income and of cash flows for the fiscal year ended on September 30, 1999, present fairly the consolidated financial condition of IS&S, Inc. and its subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the Fiscal Year then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved. Neither the Borrower nor any of the Guarantors had, at the date of the balance sheet referred to above, any material contingent obligation, liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is required by GAAP to be but is not reflected in the foregoing statements or in the notes thereto. Since the date of the balance sheet referred to above there has been no material adverse change in the financial condition of IS&S, Inc. on a consolidated basis.

          Section 5.11  ERISA. The Borrower, the ERISA Affiliates and the Plans
                        -----
are in compliance in all material respects with those provisions of ERISA and of the Code which are applicable with respect to any Plan. No Prohibited Transaction and no Reportable Event has occurred with respect to any Plan. Neither the Borrower nor any of the ERISA Affiliates is an employer with respect to any Multiemployer Plan. The Borrower and the ERISA Affiliates have met the minimum funding requirements under ERISA and the Code with respect to each of their respective Plans, if any, and have not incurred any liability to the PBGC or any Plan. The execution, delivery and performance of this Agreement does not constitute a Prohibited Transaction. There is no material Unfunded Benefit Liability with respect to any Plan.

          Section 5.12  Environmental Representations. The Borrower has obtained
                        -----------------------------
the Phase One Report and, except as set forth in Exhibit C attached hereto, (a) the Borrower does not know nor has reason to know of any activity at the Project Facilities or any storage, treatment or disposal of any waste connected with any activity at the Project Facilities, which has been conducted, or is being conducted, in violation of any Environmental Law; (b) the Borrower does not know nor has any reason to know of any of the following which could give rise to material liabilities, material costs for remediation or a material adverse change in the business, operations, assets, condition (financial or otherwise) or prospects of the Borrower: (i) Contamination present at the Project Facilities; (ii) polychlorinated biphenyls present at the Project Facilities,
(iii) asbestos or materials containing asbestos present at the Project Facilities, or (iv) urea formaldehyde foam insulation present at the Project Facilities; (c) no portion of the Project Facilities constitutes an Environmentally Sensitive Area; (d) the Borrower does not know nor has reason to know of any investigation of the Project Facilities for the presence of radon gas or radioactive decay products of radon; and (e) no tanks presently or formerly used for the storage of any liquid or gas above or below ground are present at the Project Facilities or any property owned, leased or otherwise used by the Borrower. No lien has been imposed upon the Borrower's or the Guarantors' revenues or real or personal property pursuant to 42 U.S.C. (S) 9607(e) as that section may be amended from time to time, or pursuant to any other applicable legal authority relating to contamination arising on or from such entities' operations or property, and there exist no circumstances which might lead to the imposition of such lien.

          Section 5.13  Outstanding Obligations. Attached hereto as Exhibit D is
                        -----------------------
a complete list of all Obligations of the Borrower as of the date of execution and delivery hereof having an outstanding principal balance of $100,000 or more, together with a description of the instruments evidencing, governing or securing such Obligations. There exists no material default under any such instrument.

          Section 5.14  Other Material Contracts. Attached hereto as Exhibit E
                        ------------------------
is a complete list of all Material Contracts currently in effect which are not described in Exhibit D. The Borrower has complied with all material provisions of such Material Contracts and there exists no material default under any such Material Contract by the Borrower or by any other party thereto.

          Section 5.15  Solvency. Each of the Borrower and the Guarantors is
                        --------
and, after giving effect to this Agreement and all other agreements of the Borrower and the Guarantors being entered into on the date of execution and delivery of this Agreement, will be solvent (which for this purpose shall mean that the fair market value of its property is in excess of the total amounts of its debts and that it is able to pay its debts as they mature).

          Section 5.16  Disclosure. This Agreement, the exhibits hereto and the
                        ----------
other documents, certificates, schedules and statements furnished to the Bank by or on behalf of the Borrower or the Guarantors in connection with the transactions contemplated hereby, do not contain any untrue statement of a material fact and do not omit to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which they were made. There is no fact known to the Borrower which materially adversely affects or in the future may (so far as the Borrower can now foresee) materially adversely affect the business, operations, properties, assets or financial condition of the Borrower or the Guarantors which has not been set forth in this Agreement or in the other documents, certificates and statements furnished to the Bank by or on behalf of the Borrower or the Guarantors prior to the date of execution and delivery of this Agreement in connection with the transactions contemplated hereby.

          Section 5.17  Representations in Other Documents. The Borrower hereby
                        ----------------------------------
makes to and for the benefit of the Bank each of the representations and warranties of the Borrower contained in the Bond Documents and the other documents delivered by the Borrower in connection therewith.

                                  ARTICLE VI.

                               GENERAL COVENANTS

          So long as any amount is available under the Letter of Credit, the Liquidity Period has not been terminated or any amount is due and owing to the Bank hereunder, the Borrower covenants that, except to the extent the Bank shall otherwise consent in writing, each of the following covenants shall be performed and complied with by the Borrower, or the Guarantors, as indicated:

          Section 6.01  Maintenance of Existence. The Borrower will maintain its
                        ------------------------
existence, rights and privileges and its qualification to do business in the State, will not dissolve or otherwise dispose of all or substantially all of its assets.

          Section 6.02  Disposition of Assets. The Borrower shall not sell,
                        ---------------------
convey, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily, any of its tangible properties or assets, except: (i) transactions involving the sale of inventory in the ordinary course of business;
(ii) any sale, transfer or lease of assets in the ordinary course of business which are no longer necessary or required in the conduct of the Borrower's business; (iii) any sale, transfer or lease of assets in the ordinary course of business which are replaced by substitute assets acquired or leased provided such substitute assets are subject to the Bank's security interest; or (iv) any sale, transfer or lease of assets, other than those specifically excepted pursuant to clauses (i) through (iii) above, which is approved by the Bank.

          Section 6.03  Compliance with Laws. The Borrower will comply in all
                        --------------------
material respects with all applicable laws, rules, regulations and orders of any governmental authority the noncompliance with which could materially and adversely affect its business, operations, assets, condition (financial or otherwise) or prospects or the Project Facilities, except for any such laws, rules, regulations and orders which the Borrower is contesting in good faith by appropriate proceedings and the noncompliance with which during such contest would not materially and adversely affect the Borrower's business, operations, assets, condition (financial or otherwise) or prospects or the Project Facilities if the result of such contest were adverse to the Borrower.

          Section 6.04  Maintenance of Governmental Authorizations. The Borrower
                        ------------------------------------------
will maintain in full force and effect all of its governmental and other authorizations, approvals, consents, permits, licenses, certifications and qualifications necessary for the conduct of its business as it is presently being conducted and the ownership and operation of its facilities as they are presently being operated. The Borrower will promptly furnish copies of all reports and correspondence relating to a loss or proposed revocation of any such qualification to the Bank.

          Section 6.05  Maintenance of Insurance. The Borrower will maintain or
                        ------------------------
cause to be maintained (i) hazard insurance (including builder's risk insurance with respect to any construction), with fire and extended coverage, vandalism and malicious mischief coverage and boiler, pressure vessel, auxiliary piping, pumps and compressors, refrigeration system, transformer and electrical apparatus coverage, on all properties of the Borrower and the Guarantors, (ii) business interruption (or, if appropriate, rental curtailment) insurance, (iii) comprehensive general liability insurance and motor vehicle and rolling stock insurance for bodily injury and property damage, and (iv) worker's compensation insurance. Each of the policies in the preceding sentence shall be in form, amounts and substance and with insurance companies reasonably satisfactory to the Bank, containing 30-day notification of cancellation or change in coverage clauses in favor of the Trustee and the Bank; and maintain such other insurance with responsible and reputable insurance companies in such amounts and covering such risks as are customarily maintained by persons similar to the Borrower and the Guarantors or as the Bank may reasonably require by written notice to the Borrower. All policies of insurance of the types described in clauses (i) and
(ii) of the first sentence of this Section with respect to the Project Facilities shall name the Bank as a mortgagee/lender loss payee as its interests may appear. The Borrower shall furnish to the Bank, upon written request, full information as to all insurance carried by them.

          Section 6.06  Compliance with Bond Documents and Other Contracts. The
                        --------------------------------------------------
Borrower will comply in all material respects with all of its covenants and agreements under the Bond Documents, as the same may hereafter be amended or supplemented from time to time, and comply with, or cause to be complied with, all material requirements and conditions of all contracts and insurance policies which relate to the Project Facilities.

          Section 6.07  Maintenance of Properties. The Borrower will maintain
                        -------------------------
and preserve all of its properties in good working order and condition, ordinary wear and tear and damage by insured casualty excepted; not permit, commit or suffer any waste of any of its properties; not use or permit the use of any of its properties for any unlawful purpose or permit any nuisance to exist thereon; and make such repairs or replacements as are required or convenient for the proper operation, repair and maintenance of the Borrower's properties in an economical and efficient manner and consistent with customary standards applicable to properties of like size and type.

          Section 6.08  Visitation Rights. The Borrower will permit the Bank or
                        -----------------
its agents or representatives following prior written notice to the Borrower to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower, and to discuss the affairs, finances and accounts of the Borrower with the officers and accounts of the Borrower.

          Section 6.09  Keeping of Books. The Borrower will keep proper books of
                        ----------------
record and account, in which full and correct entries shall be made of financial transactions and the assets and operations of the Borrower in accordance with GAAP, and have, a review of such books of record and account made by certified public accountants reasonably acceptable to the Bank for each Fiscal Year.

          Section 6.10  Reporting Requirements. The Borrower will furnish or
                        ----------------------
cause to be furnished to the Bank the following in form satisfactory to the
Bank:

               (a) Within 120 days after the close of each Fiscal Year of IS&S, Inc.;

                    (1) consolidated and consolidating financial statements for IS&S, Inc. and its subsidiaries, including a consolidated balance sheet and related consolidated statements of income, retained earnings, cash flows, and changes in financial position as of the end of such Fiscal Year and for such Fiscal Year, reviewed by independent certified public accountants acceptable to the Bank and prepared in accordance with GAAP, which shall fairly present the consolidated financial condition of IS&S, Inc. and its subsidiaries as at the end of such Fiscal Year; and

                    (2) certificate signed by an officer of the Borrower stating that (i) during such Fiscal Year the Borrower has observed and performed in all material respects all of its covenants and agreements set forth in this Agreement, except as disclosed in such certificate, and (ii) neither any Event of Default nor any event which, with the giving of notice or lapse of time or both, would constitute an Event of Default has occurred or is continuing, except as disclosed in such certificate;

               (b) Within 45 days after the end of each quarter of each Fiscal Year of IS&S, Inc.;

                    (1) unaudited consolidated and consolidating financial statements for IS&S, Inc. and its subsidiaries, including a consolidated balance sheet of IS&S, Inc. and its subsidiaries and related consolidated statement of income, retained earnings and cash flows as of the end of such fiscal quarter and for such fiscal quarter and the current fiscal year to the end of such fiscal quarter, which shall be internally prepared and presented on a consistent basis; and

                    (2) certificate signed by an officer of the Borrower stating that (i) during such fiscal quarter the Borrower has observed and performed in all material respects all of its covenants and agreements set forth in this Agreement, except as disclosed in such certificate, and (ii) neither any Event of Default nor any event which, with the giving of notice or lapse of time or both, would constitute an Event of Default has occurred or is continuing, except as disclosed in such certificate;

               (c) Promptly following the filing thereof, and in any event no later than April 30 of each year, the annual Federal tax returns of IS&S, Inc.;

               (d) Upon receipt thereof, copies of any letter or report with respect to the management, operations or properties of the Borrower or either Guarantor submitted to the Borrower or such Guarantor by its accountants in connection with any annual or interim audit of the Borrower or either Guarantor's accounts, and a copy of any written response of the Borrower or either Guarantor to any such letter or report;

               (e) As soon as possible and in any event within 3 days after receipt of notice thereof, notice of any pending or threatened litigation, investigation or other proceeding involving the Borrower or either Guarantor (i) which could have a material adverse effect on the operations or financial condition of the Borrower or such Guarantor or (ii) wherein the potential damages, in the reasonable judgment of the Borrower or such Guarantor based upon the advice of counsel experienced in such matters, are not fully covered by the insurance policies maintained by the Borrower or such Guarantor (except for the deductible amounts applicable to such policies) or (iii) any material change in the condition of the Project Facilities;

               (f) As soon as possible, notice of any material adverse change in the operations, financial condition or prospects of the Borrower or either Guarantor;

               (g) As soon as possible and in any event within 3 days after the occurrence of each Event of Default or each event which, with the giving of notice or lapse of time or both, would constitute an Event of Default, a statement of an officer of the Borrower or either Guarantor setting forth the details of such Event of Default or event and the action which the Borrower or such Guarantor proposes to take with respect thereto;

               (h) As soon as possible, notice of any proposed or agreed-upon amendment or wavier of any provisions in any other credit documents to which the Borrower or either Guarantor is a party; and

               (i) Such other information respecting the operations and properties, financial or otherwise, of the Borrower or either Guarantor as the Bank may from time to time reasonably request.

          Section 6.11  Consents Under Bond Documents. The Borrower will obtain
                        -----------------------------
the consent of the Bank whenever the Borrower must obtain the consent of the Trustee under the Bond Documents.

          Section 6.12  Amendments to Bond Documents. The Borrower will not
                        ----------------------------
consent to or enter into any amendment of or supplement to the Bond Documents.

          Section 6.13  Limitation on Optional Calls and Conversions. Except
                        --------------------------------------------
pursuant to Section 6.20, the Borrower will not exercise its rights under the Bond Documents to direct the Issuer to call the Bonds for any optional redemption thereof, unless the Borrower first demonstrates to the reasonable satisfaction of the Bank that at the time of such redemption the Bank will be fully reimbursed for all drawings on the Letter of Credit in connection with such redemption. The Borrower will not direct or permit the conversion or establishment of the interest rate on the Bonds to an interest rate other than the Weekly Rate (as defined in the Indenture), unless either (i) the Letter of Credit is being terminated in connection therewith and the Borrower demonstrates to the reasonable satisfaction of the Bank that at the time of such conversion the Bank will be fully reimbursed for all drawings on the Letter of Credit at or before such conversion or (ii) the Bank consents in writing to such conversion or establishment.

          Section 6.14  Liens; Negative Pledge. The Borrower will not enter into
                        ----------------------
any agreement with any Person other than the Bank which prohibits or limits the ability of the Borrower to create, incur, assume or suffer to exist any mortgage, pledge, security interest, encumbrance or other lien upon the Project Facilities, except for the Credit Agreement. The Borrower will not create, incur, assume or suffer to exist any mortgage, pledge, security interest, encumbrance or other Lien upon the Project Facilities, other than:

               (i) Permitted Liens existing on the date of this Agreement, provided that the amounts secured by such liens are not greater than the amounts secured thereby on the date of this Agreement;

               (ii) liens for taxes, assessments or governmental charges or levies not yet due and payable or being contested in good faith and by appropriate proceedings promptly initiated and diligently conducted, provided that a reserve or other appropriate provision, if any, as shall be required by GAAP, shall have been made therefor and no foreclosure, distraint, sale or other similar proceedings shall have been commenced and not stayed;

               (iii) statutory liens of landlords and liens of carriers, warehouseman, mechanics and materialmen incurred in the ordinary course of business for sums not yet due or being contested by appropriate proceedings promptly initiated and diligently conducted, provided that such liens shall have been bonded and a reserve or other appropriate provision, if any, as shall be required by GAAP, shall have been made therefor;

               (iv) liens incurred or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance and other types of social security; and

               (v) purchase money liens securing Obligations, provided that each such lien is limited exclusively to the property purchased with the proceeds of the Obligation secured by such lien.

          Section 6.15  Payment of Debt. The Borrower will make full and timely
                        ---------------
payment of the principal of and interest on all Obligations of the Borrower whether now existing or hereafter arising, and comply in all material respects with all covenants and agreements set forth in agreements evidencing Obligations of the Borrower, except to the extent any such payment is being contested in good faith, in appropriate proceedings which are being diligently pursued by the Borrower and where adequate and appropriate reserves therefor have been set aside by the Borrower and such non-payment has not given rise to any Lien on the assets of the Borrower.

          Section 6.16  Environmental Covenants.
                        -----------------------

               (a) The Borrower will cause all activities at the Project Facilities during the term of this Agreement to be conducted in material compliance with all Environmental Laws. The Borrower will cause all applicable permits, licenses or approvals to be obtained and will cause all notifications to be made, as required by Environmental Laws, and will, at all times, cause compliance with the terms and conditions of any such approvals or notifications. During the term of this Agreement, if reasonably requested by the Bank, the Borrower will provide to the Bank copies of (i) applications or other materials submitted to any governmental agency in compliance with Environmental Laws, (ii) any notifications submitted to any person pursuant to Environmental Laws, (iii) any permit, license, approval, amendment or modification thereto granted pursuant to Environmental Laws, (iv) any record or manifest required to be maintained pursuant to Environmental Laws, and (v) any correspondence, notice of violation, summons, order, complaint or other document received by the Borrower, its lessees, sublessees or assigns, pertaining to compliance with any Environmental Laws.

               (b) The Borrower will not cause or permit any Contamination during the term of this Agreement. The Borrower will, at all times during the term of this Agreement, cause Hazardous Substances created or used at the Project Facilities to be handled in a manner which will not cause an undue risk of Contamination.

               (c) The Borrower will cause all construction of new structures at the Project Facilities during the term of this Agreement to use design features which safeguard against or mitigate the accumulation of radon or radon products in concentrations exceeding an acceptable level in any such new structure.

               (d) Upon the occurrence and during the continuation of an Event of Default, the Bank may, if it in good faith believes there is a violation of or failure by the Borrower in compliance with the following, but no more frequently than annually at its discretion, commission an investigation at the Borrower's expense of (i) compliance at the Project Facilities with Environmental Laws, (ii) the presence of Hazardous Substances or Contamination at the Project Facilities, (iii) the presence at the Project Facilities of materials which are described in clause (b) of Section 5.12, (iv) the presence at the Project Facilities of Environmentally Sensitive Areas, (v) the presence at the Project Facilities of radon products, or (vi) the presence at the Project Facilities of tanks of the type described in paragraph (e) of Section 5.12. In connection with any investigation pursuant to this paragraph, the Borrower, the Guarantors and their lessees, sublessees and assigns, will comply with any reasonable request for information made by the Bank or its agents in connection with any such investigation. Any response to any such request for information will be full and complete. The Borrower will assist the Bank and its agents to obtain any records pertaining to the Project Facilities or to the Borrower and the lessees, sublessees or assigns of the Borrower in connection with an investigation pursuant to this paragraph. The Borrower will accord the Bank and its agents access to all areas of the Project Facilities during regular business hours and in reasonable manners in connection with any investigation pursuant to this paragraph without unreasonable interference with the operation of business at the Project Facilities. No investigation commissioned pursuant to this paragraph shall relieve the Borrower from any responsibility for their representations and warranties under Section 5.12.

               (e) The Borrower hereby agrees to indemnify and to hold harmless the Bank of, from and against any and all expense, loss or liability suffered by the Bank by reason of the Borrower's breach of any of the provisions of Section
5.12 or this Section including, but not limited to, and whether or not constituting such a breach (i) any and all expense that the Bank may reasonably incur in complying with any Environmental Laws related to the Project Facilities; (ii) any and all costs that the Bank may reasonably incur in investigating or remedying any Contamination to the extent required by Environmental Laws; (iii) any and all fines, penalties or other sanctions (including a voiding of any transfer of the Project Facilities) assessed upon the Bank by reason of a failure of the Borrower to have complied with Environmental Laws; and (iv) any and all reasonable legal and professional fees and costs incurred by the Bank in connection with the foregoing, provided that the Borrower shall not be responsible for any such expense, loss or liability resulting from the gross negligence or willful misconduct of the Bank.

          Section 6.17  ERISA. The Borrower will comply in all material respects
                        -----
with all applicable provisions of ERISA and the Code as they relate to any Plan. Promptly and in any event within 10 Business Days after receiving or becoming aware thereof, the Borrower shall furnish to the Bank (i) a copy of any notice of intent to terminate any Plan filed with the PBGC, (ii) a statement of the chief financial officer of the Borrower setting forth the details of the occurrence of any Reportable Event with respect to any Plan, (iii) a copy of any notice that the Borrower or any ERISA Affiliate may receive from the PBGC relating to the intention of the PBGC to terminate any Plan or to appoint a trustee to administer any Plan, or (iv) a copy of any notice of failure to make a required installment or other payment within the meaning of Section 412(n) of the Code or Section 302(f) of ERISA with respect to a Plan.

          Section 6.18  Tax Returns. The Borrower will file all required tax
                        -----------
returns, pay when due all taxes imposed on their operations, assets, income or properties, and, upon request, provide to the Bank copies of such returns and receipts for payment of such taxes provided the Borrower may contest and in certain cases refuse to pay any taxes that in the reasonable judgment of its accountants and/or legal counsel the Borrower is not required to pay.

          Section 6.19  Leases. The Borrower hereby represents that there are no
                        ------
leases or agreements to lease all or any part of the Project Facilities now in effect. The Borrower agrees not to enter into any lease or agreement to lease all or any part of the Project Facilities without the prior written approval thereof and of the respective tenant by the Bank

          Section 6.20  Optional Redemptions of Bonds.
                        -----------------------------

               (a) The Borrower and the Bank intend to obtain shortly after the Date of Issuance an appraisal of the Project Facilities on a completed value basis from an MAI appraiser selected by the Bank and in form and substance satisfactory to the Bank (the "Appraisal"). If the Appraisal establishes a value of the Project Facilities (the "Project Appraised Value") such that the Letter of Credit Amount is greater than 85% of the Project Appraised Value, then, upon written request of the Bank, the Borrower agrees to direct the Trustee in accordance with the terms and provisions of the Indenture to call the Bonds for optional redemption as soon as practicable in an amount (rounded upwards to the minimum increment permitted for such redemption) such that, after giving effect to such redemption and the corresponding reduction in the Letter of Credit Amount after such redemption, the Letter of Credit Amount is no greater than 85% of the Project Appraised Value.

               (b) In the event the Property is not acquired by the Borrower within 180 days following the Date of Issuance, then, upon written request of the Bank, the Borrower agrees to direct the Trustee in accordance with the terms and provisions of the Indenture to call all of the Bonds for optional redemption as soon as practicable.

               (c) The Borrower agrees to direct the Trustee, in accordance with the terms and provisions of the Indenture to call the Bonds for optional redemption beginning on the Interest Payment Date occurring in August of 2001 and the Interest Payment Date occurring in

August of each year thereafter, in the amount as determined in accordance with Exhibit H (with the amount of any optional redemption made pursuant to subsection (a) above subtracted from the amount of the final redemption set forth on Exhibit H). On the first day of [September, 2000] and the first day of each calendar month thereafter so long as any Bonds are outstanding under the Indenture, the Borrower shall pay to the Bank, for deposit by the Bank into the "Bond Prepayment Fund" (which is hereby created) an amount equal to 1/12 of the amount of the Bonds to be optionally redeemed on the following August 1. Funds held in the Bond Prepayment Fund shall be immediately and automatically transferred to the Bank to reimburse the Bank for draws made by the Trustee in accordance with the Letter of Credit to optionally redeem the principal of the Bonds on such dates.

               (d) The Borrower agrees to take all steps necessary and required by the Indenture to direct the Trustee to make the optional redemptions of the Bonds at the times and on the dates required by subsections (a), (b) and (c) above, in accordance with the terms and provisions of the Indenture.

          Section 6.21  Financial Covenants. The Borrower shall cause IS&S, Inc.
                        -------------------
to observe the following covenants:

               (a) IS&S, Inc., on a consolidated basis, shall maintain at all times, a ratio of total liabilities to EBITDA of not greater than 2.50:1.00 during the period from the Date of Issuance through September 29, 2000, and not greater than 2.25:1.00 thereafter, calculated at the end of each fiscal quarter of IS & S, Inc.

               (b) IS&S, Inc., on a consolidated basis, shall maintain at all times a Fixed Charge Ratio equal to or greater than 2.00:1.00, calculated at the end of each fiscal quarter of IS&S, Inc.

               (c) IS&S, Inc., on a consolidated basis, shall maintain at all times a minimum Tangible Net Worth of $9,054,000, to be increased on each September 30, commencing on September 30, 2000, by an amount equal to the sum of
(i) 75% of IS&S, Inc.'s net income (if a positive number) for the fiscal year then ending, and (ii) 90% of the proceeds (net of customary and reasonable costs of issuance) from the issuance of capital stock of IS&S, Inc.

          Section 6.22  Further Assurances. The Borrower will execute and
                        ------------------
deliver from time to time such further instruments and take such further actions as may be reasonably required to carry out the purposes and provisions of this Agreement and to assure the Bank of the subrogation and security rights in favor of the Bank contemplated by Article IV and by the Indenture.

                                 ARTICLE VII.

                            CONSTRUCTION COVENANTS

          Section 7.01  Application of Project Fund. The Borrower shall not
                        ---------------------------
submit any requisition to the Trustee for disbursement of funds from the Project Fund for Project costs which are inconsistent with the description of the Project or the schedule of Project costs (the "Project Cost Schedule") to be delivered to and approved by the Bank prior to the submission of the initial requisition referred to in Section 7.01(b), and the Borrower shall not apply any Bond proceeds in a manner inconsistent with the requisition therefor submitted to the Trustee. Any costs of the Project incurred in excess of the budgeted amounts set forth in the Project Cost Schedule will be paid for by the Borrower upon demand of the Bank. Should it appear at any time that the balance of the Project Fund is insufficient, in the Bank's reasonable judgment, to complete the Improvements, the Bank may require that the Borrower pay, and the Borrower will pay to the Trustee within 30 days of receipt of notice from the Bank, for deposit in the Project Fund and disbursement pursuant to the Indenture, an amount equal to the deficiency, as determined by the Bank, and the Bank shall not be obligated to approve any further requisitions for disbursement from the Project Fund until such amount is paid to the Trustee. Notwithstanding the foregoing provisions, if the whole amount allocated to any component of Project cost as set forth in the Project Cost Schedule is not, or in the Bank's judgment, will not be expended to complete the work covered by such component, then, with the Bank's approval, the Borrower may cause such excess to be reallocated and used for any other component of Project cost as set forth on the Project Cost Schedule prior to making any deposit required by the previous sentence.

               (a)  Requisitions Regarding the Acquisition of the Property. The
                    ------------------------------------------------------
Borrower shall not submit to the Trustee under the Indenture a requisition for the acquisition costs with respect to the Property, if any, unless and until all of the conditions precedent set forth in Article IV shall have been satisfied and the Bank shall have first received each of the following, in form and substance satisfactory to the Bank:

                    (i)  Transaction Documents. The Mortgage and the
                         ---------------------
Environmental Indemnity Agreement.

                    (ii) Title Insurance Commitment. A prepaid title insurance
                         --------------------------
commitment or commitments issued by a reputable carrier reasonably satisfactory to the Bank, committing to insure the Mortgage in the original Letter of Credit Amount, subject only to such liens and encumbrances as the Bank may approve, under a title insurance policy on the most current American Land Title Association Standard Loan Policy - Revised Coverage, Form, without a pending disbursements clause, containing (i) no exception for unrecorded easements, discrepancies or conflicts in boundary lines, shortage in area and encroachments which an accurate and complete survey would disclose or for loss or damage by reason of encroachment other than by party walls, (ii) copies of any restrictions or easements affecting the Project Facilities and, with respect to any restrictions, affirmative coverage that they have not been violated and that future violation would not work a forfeiture or reversion of title to the Project Facilities, (iii) an endorsement against the invalidity or unenforceability and loss of priority of the lien of the Mortgage resulting from changes in the rates of interest payable on the obligations secured by the Mortgage and (iv) such other endorsements and affirmative insurance as may be reasonably required by the Bank, including but not limited to, a contiguity endorsement, survey endorsement, zoning endorsement, revolving credit endorsement, future advance endorsement and endorsement as to nonviolation of any restrictions or easements, and the Borrower shall supply the title company with such affidavits as may be necessary in connection therewith and such policy or policies shall also obligate the title company to affirmatively issue all advances pursuant to this Agreement, without exception for mechanics' or materialmen's liens, and that access to the Property is by a dedicated and accepted public right-of-way.

               (b)  Requisitions Regarding the Improvements on the Property. The
                    -------------------------------------------------------
Borrower shall not submit to the Trustee under the Indenture the first requisition for hard construction costs with respect to the Improvements unless the conditions of subsection (a) have been satisfied in full and the Bank shall have first received each of the following in form and substance satisfactory to the Bank:

                    (i)    Transaction Documents. The Construction and
                           ---------------------
Development Documents and the Assignment of Construction Documents.

                    (ii)   No-Lien Agreements. Duly filed and effective no-lien
                           ------------------
agreements from the Contractor and all general contractors performing any work on the Project Facilities or Improvements effectively waiving all present and future lien rights with respect to the Construction Contract and other contracts thereunder.

                    (iii)  Inspection Report. A favorable report from the
                           -----------------
Inspecting Architect as to the detail set forth in the Plans and Specifications, the quality of construction called for by the Plans and Specifications and the adequacy of the Construction Contract to provide for completion of the Improvements in accordance with the Plans and Specifications and as to such other matters as the Bank may request. The Bank's obligation to authorize any advances after the Date of Issuance for direct costs of construction may be conditioned upon its continued receipt of similar reports from the Inspecting Architect.

                    (iv)   Payment of Charges. Evidence satisfactory to the Bank
                           ------------------
that all installments of general or special taxes or assessments, service charges, water and sewer charges, private maintenance charges, and other charges by whatever name, to the extent due on or before the Date of Issuance and relating to the Project Facilities have been paid on or before said date.

                    (v)    Compliance with Laws. Evidence satisfactory to the
                           --------------------
Bank that the Improvements, when constructed, and the Project Facilities, and the proposed and actual use thereof, comply with all applicable laws, statutes, codes, ordinances, rules and regulations, including but not limited to zoning and environmental laws, of all governmental authorities having jurisdiction over the same, and that there is no action or proceeding pending (or any time for an appeal of any decision rendered) before any court, quasi-judicial body or administrative agency at the time of any authorized disbursement by the Bank of all or any part from the Project Fund relating to the validity of the transactions contemplated hereby or the proposed or actual use or operation of the Project Facilities or which would adversely affect the status of the zoning with respect thereto.

                    (vi)    Permits and Approvals. Building, zoning and other
                            ---------------------
required permits covering construction of Improvements, together with evidence satisfactory to the Bank that all approvals required with respect to the Project Facilities from third parties or any governmental or quasi-governmental authorities have been obtained or, in the case of approvals relating to the operation of the Improvements which cannot be obtained until completion of construction, evidence satisfactory to the Bank that such approvals are obtainable. Such evidence shall include copies of all letters of grant or approval of all zoning changes and other site plan approvals and subdivision approvals, all variances of zoning regulations affecting the height, bulk, location or configuration of the Project Facilities (or a satisfactory opinion or counsel that the same are not required), and all approvals or variances relating to parking or loading areas (both on-street and off-street) and all appurtenant easements required by governmental authorities with respect to the Project Facilities. Upon completion of the construction of the Improvements, the Borrower shall furnish the Bank evidence satisfactory to the Bank that the Project Facilities complies with the foregoing requirements.

                    (vii)   Utilities. Evidence satisfactory to the Bank that
                            ---------
(A) the Project Facilities have available to them adequate water, gas and electric supply, storm and sanitary sewerage facilities, telephone facilities and other required public utilities, and means of access between the Project Facilities and public highways; and (B) all such facilities comply with all applicable laws, rules and regulations, and all necessary easements to provide such utility service to the Project Facilities have been obtained.

                    (viii)  Project Cost Schedule. The Project Cost Schedule in
                            ---------------------
form and substance satisfactory to the Bank approved by the Bank and the Inspecting Architect, and certified by the Borrower as of the Date of Issuance to be true, correct and complete.

                    (ix)    Plans and Specifications. The Plans and
                            ------------------------
Specifications in form and substance satisfactory to the Bank, approved and signed for identification purposes by the Borrower, the Contractor, the Architect and the Inspecting Architect.

                    (x)     No Damage or Taking. No portion of the Improvements
                            -------------------
shall have been damaged by fire or other casualty and no condemnation or taking of the Project Facilities or the Improvements or any portion thereof shall be pending or threatened.

                    (xi)    Subcontractor List. A list of all Subcontractors
                            ------------------
employed in connection with the construction of the Improvements and true and correct copies of all executed Subcontracts.

                    (xii)   Lien Waivers. To the extent and at the time or times
                            ------------
permitted by applicable law, general waivers or stipulations against mechanic's and materialman's liens by the Contractor and its Subcontractors and materialmen for the Project.

                    (xiii)  Miscellaneous Documents, Etc. Such other documents,
                            ----------------------------
certificates, approvals and assurances that the Bank or its counsel may reasonably request.

          Section 7.02  Requisitions Approval. The Borrower shall submit to the
                        ---------------------
Bank, no more than once per month and no later than 10 Business Days prior to the date of the requested disbursement, for its approval prior to disbursement thereon, each requisition and related supporting materials required by the Indenture, together with: (a) an itemization of the funds requisitioned against the Project Cost Schedule; (b) in the case of hard construction costs, an Application and Certificate for Payment (AIA Document G702) from the appropriate entity and approved by the Inspecting Architect, together with all necessary Continuation Sheets (AIA Document G703); (c) a certification of Borrower and the Contractor (or construction manager, as appropriate) identifying all contractors, subcontractors and suppliers who have performed work or furnished materials; (d) satisfactory lien waivers from such contractors, subcontractors, and suppliers current through the period covered by such request for funds (or through the period covered by the previous request if permitted by the Bank); (e) a certification of the Borrower that the Borrower has paid or actually incurred the soft costs included in the AIA Document G702; (f) supporting invoices; (g) if requested by the Bank, a title bring down search showing no additional liens;
(h) request to the Bank for approval of such requisition certifying, among other things, that (i) the amounts requisitioned are due and unpaid and have not been included in any previous requisition, (ii) the funds to be advanced against the requisition will be fully applied in accordance with the Project Cost Schedule,
(iii) the construction of the Improvements to date has been performed in a good and workmanlike manner, (iv) no Event of Default or event which, with the giving of notice or lapse of time or both, would constitute an Event of Default has occurred and is continuing, (v) the undisbursed balance of the Bond proceeds is sufficient to complete the Project, and (vi) reaffirming the representations and warranties of the Borrower in Article V. The Borrower will withdraw any requisition which the Bank declines to approve. The Bank's review and approval of the requisitions and the construction and equipping of the Project is solely for the protection of the Bank's interests under this Agreement, and the Bank shall not be deemed, by virtue of its inspection of the Project or approval of any requisition, to have made any representation to any person with respect to the construction and equipping of the Project, the validity of any costs thereof, or the satisfaction of any conditions under the Indenture with respect to the funding of requisitions (other than the Bank's consent thereto). All conditions to the obligation of the Bank to approve requisitions hereunder are imposed solely and exclusively for the benefit of the Bank and its assigns, and no other person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that the Bank will approve or not approve advances in the absence of strict compliance with any or all thereof, and no other person shall, under any circumstances, be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by the Bank at any time if, in its sole discretion, it deems it advisable to do so. The Bank shall not in any way or for any purpose be deemed to be or to become a partner of or a joint venturer or a member of a joint enterprise with the Borrower in connection with the construction, acquisition, installation, ownership, development or operation of the Project.

          Section 7.03  Construction; Completion Date. The Borrower will proceed
                        -----------------------------
diligently to construct and equip the Project, in accordance with the Project Cost Schedule and the Plans and Specifications, without delay. The Project shall be completed on or before the Completion Date and at completion the Project shall be free of any and all private or governmental charges or claims (filed or not) of any nature, except for the Permitted Liens. The Borrower will deliver to the Bank certified copies of all use, occupancy or completion certificates in connection with the Project, immediately upon issuance. As used in this Agreement the terms "complete", "completed", and "completion" mean, with respect to the

Project, that (a) the Improvements are substantially physically complete in accordance with the Plans and Specifications and equipped; (b) the Borrower has received all permits, approvals and certificates required by law prior to the use and occupancy thereof and has furnished true copies of such permits, approvals and certificates to the Bank; (c) the Project is free of any and all private or governmental charges, claims or liens (filed or not) of any nature except the Permitted Liens; and (d) the Borrower has obtained all general releases of mechanic's and materialman's liens required by Section 7.06 and delivered true copies thereof to the Bank, and "Completion Date" means the date upon which the requirements of (a), (b), (c) and (d) have been satisfied.

          Section 7.04  Certain Contracts Prohibited. The Borrower will not,
                        ----------------------------
without first obtaining written approval of the Bank, (a) execute any contract or purchase order or permit any Subcontract or purchase order to be executed by any person or persons with whom it has contracted in connection with the Improvements (except for such contracts, Subcontracts or purchase orders that have been executed prior to the date hereof and that have been approved by the
Bank), unless the amounts thereof are within the amounts budgeted therefor in the Project Cost Schedule and are Costs of the Project (as defined in the Indenture); (b) execute any amendment or modification to any of the Plans and Specifications, the Contract or any other contract the effect of which would be either to increase or decrease the amount to be paid by or on behalf of the Borrower under any contract except as permitted by Section 7.07; or (c) contract for any services, work or materials for the Project if such are not required by the Plans and Specifications or if payment therefor is required to be made regardless of the nondelivery or nonfurnishing of such materials, services or work.

          Section 7.05  Certain Notices. The Borrower will forward to the Bank
                        ---------------
promptly after receipt, copies of all notices, permits or other documents (excepting only notices for nondelinquent taxes due) received by the Borrower from any governmental authority relating to the Improvements or from any person claiming a mechanic's or materialman's lien against the Improvements or any other property of the Borrower.

          Section 7.06  Releases. Prior to making final payment under any
                        --------
contract relating to construction of the Improvements, the Borrower will require the contractor thereon to deliver to the Borrower, from such contractor and all of such contractor's subcontractors or materialmen, a general release of mechanic's and materialman's liens, and the Borrower will promptly deliver or cause to be delivered to the Bank true and correct copies of all such releases so obtained.

          Section 7.07  Change Orders. The Borrower will not permit, without the
                        -------------
prior written consent of the Bank, the performance of any work pursuant to any amendment or modification of any of the Plans and Specifications, the Contract or any Subcontract or purchase order (any such amendment or modification being herein called a "Change Order") which would result in an increase or decrease in excess of $20,000 of the contract prices for the construction of the Improvements as shown in the Project Cost Schedule.

          Section 7.08  Subcontracts. (a) The Subcontracts shall be in form and
                        ------------
substance satisfactory to the Bank in all respects, and shall contain, among other conditions, the following provisions: (i) all labor, supervision, materials, supplies and equipment necessary to complete the Improvements in accordance with the Plans and Specifications shall be furnished by the Completion Date; (ii) no change in the Improvements or in the Plans and Specifications shall be effective unless approved in writing by the Bank; and (iii) a release and wavier to the extent permitted by law, by all Subcontractors of the right to file mechanic's liens.

               (b) The Borrower will furnish to the Bank from time to time on request by the Bank, in a form acceptable to the Bank, correct lists of all Subcontractors employed in connection with construction of the Improvements and true and correct copies of all executed Subcontracts. The Bank may contact any Subcontractor to verify any facts disclosed in the lists, and all Subcontracts relating to construction of the Improvements must require the disclosure of their contents to the Bank.

                                 ARTICLE VIII.

                             DEFAULTS AND REMEDIES

          Section 8.01  Defaults. Each of the following shall constitute an
                        --------
event of default hereunder ("Event of Default"):

               (a) Failure by the Borrower to make or cause to be made within two (2) days of the date when due any payment under this Agreement as (i) reimbursement for a drawing under the Letter of Credit, (ii) a Letter of Credit commitment fee, or (iii) interest on any such drawing or commitment or early cancellation fee;

               (b) Failure by the Borrower to make any other payment within 10 days of the date when it is due under this Agreement or the Mortgage;

               (c) Failure by the Borrower to perform or comply within ten (10) days after receipt of written notice of such failure with any of the terms or conditions contained in Section 6.01, 6.12 or 6.13, or the Borrower shall grant or otherwise create a lien in violation of Section 6.14;

               (d) Failure by the Borrower or either Guarantor to perform or comply with any of the other terms or conditions contained in this Agreement, any Collateral Document or any other document delivered by them to the Bank pursuant to this Agreement as the case may be and continuance of such failure for thirty (30) days after the earlier of receipt of written notice from the Bank to the Borrower or such Guarantor or the Borrower or such Guarantor has knowledge that such failure has occurred, or such longer period to which Bank may agree in the case of a default not curable by the exercise of due diligence within such 30 day period, provided that the Borrower or such Guarantor shall have commenced to cure, or cause the cure of, such default within such 30 day period and shall complete such cure as quickly as reasonably possible with the exercise of due diligence;

               (e) Any of the representations or warranties of the Borrower or either Guarantor set forth in this Agreement, any of the Collateral Documents, any of the Bond Documents or any other document furnished to the Bank by or on behalf of the Borrower or either Guarantor pursuant to the terms hereof proves to have been false or misleading in any material respect;

               (f) Any material provision of this Agreement or any of the Collateral Documents, for any reason ceases to be valid and binding on the Borrower or any material provision of the Guaranty ceases to be valid or binding on the Guarantors, or is declared to be null and void, or is violative of any applicable law relating to a maximum amount of interest permitted to be contracted for, charged or received, or the validity or enforceability thereof is contested by the Borrower, either Guarantor or any governmental agency, court or authority, or the Borrower denies that it has any or further liability or obligation under this Agreement or any of the Collateral Documents, or either Guarantor denies that it has any or further liability under the Guaranty;

               (g) The occurrence of an Event of Default as defined in the Indenture or the Loan Agreement;

               (h) The Borrower or either Guarantor (i) applies for or consents to the appointment of a receiver, trustee, liquidator or custodian or the like of either of the Borrower or such Guarantor or of property of the Borrower or either Guarantor or (ii) admits in writing the inability of the Borrower or either Guarantor to pay its debts generally as they become due, or (iii) makes a general assignment for the benefit of creditors, or (iv) is adjudicated a bankrupt or insolvent, or (v) commences a voluntary case under the United States Bankruptcy Code or files a voluntary petition or answer seeking reorganization, an arrangement with creditors or an order for relief or seeking to take advantage of any insolvency law or files an answer admitting the material allegations of a petition filed against the Borrower or either Guarantor in any bankruptcy, reorganization or insolvency proceeding, or action of the Borrower or either Guarantor is taken for the purpose of effecting any of the foregoing, or (vi) has instituted against it, without the application, approval or consent of the Borrower or of either Guarantor, a proceeding in any court of competent jurisdiction, under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking in respect of the Borrower or either Guarantor an order for relief or an adjudication in bankruptcy, reorganization, dissolution, winding up or liquidation, a composition or arrangement with creditors, a readjustment of debts, the appointment of a trustee, receiver, liquidator or custodian or the like of the Borrower or either Guarantor or of all or any substantial part of the assets of the Borrower or either Guarantor or other like relief in respect thereof under any bankruptcy or insolvency law, and, if such proceeding is being contested by the Borrower or either Guarantor in good faith, the same (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed and undischarged for a period of 90 days;

               (i) The Borrower fails to maintain in full force and effect the hazard or other insurance required pursuant to this Agreement;

               (j) The Project Facilities suffer a loss by fire or other casualty and such loss is not fully insured and any deficiency in the amount of insurance proceeds paid with respect to such loss is not posted with the Trustee or the Bank within 10 days of the determination of such deficiency;

               (k) The Project Facilities or any material portion thereof are subjected to a material condemnation proceeding which if adjudicated adversely to the Borrower or either Guarantor would render the Project Facilities unusable for their intended use or materially reduce the collateral value thereof;

               (l) Any litigation or administrative proceeding ensues, and is not dismissed within 30 days, involving the Borrower or either Guarantor or any instrument, contract or document delivered to the Bank in compliance with this Agreement, and in the Bank's reasonable judgment (a) such litigation or proceeding is likely to be formally adjudicated adversely to the Borrower or such Guarantor and (b) the adverse result of such litigation or proceeding would have in the Bank's reasonable opinion, a materially adverse effect on the Borrower of either Guarantor's ability to pay its obligations and comply with the covenants under this Agreement, the Collateral Documents or the Bond Documents or on either Guarantor's ability to pay its obligations and comply with the covenants under the Guaranty.

               (m) Any one or more judgments or orders are entered against the Borrower or either Guarantor, where such judgments or orders aggregate $100,000 or more and either (1) continue unsatisfied and unstayed for 30 days or (2) a judgment lien on any property of either of the Borrower or either Guarantor is recorded in respect thereof and is not stayed pending appeal by a bond or other arrangement given or obtained by the Borrower or such Guarantor on terms which do not violate the Borrower's or such Guarantor's covenants under the Guaranty;

               (n) Failure by the Borrower or either Guarantor to make any payment or payments in respect of any Obligation or Obligations, in an aggregate principal amount of $100,000 or more, when such payment or payments are due and payable (after the lapse of any applicable grace period) that results in the acceleration of such Obligation or Obligations or enables the holder or holders of such Obligation or Obligations or any person acting on behalf of such holder or holders to accelerate the maturity of such Obligation or Obligations;

               (o) The occurrence of any default or event of default with respect to any other credit arrangement under which the Borrower or either Guarantor is indebted to the Bank which is not cured within any applicable notice or cure period;

               (p) The occurrence of any payment default or any other default or event of default with respect to any loan or other credit arrangement under which either of the Borrower or either Guarantor is currently or hereafter indebted in a principal amount aggregating $100,000 or more, whether to the Bank or any other lender, which is not cured within any applicable notice or cure period and the effect of such default or event of default is to cause or permit the holder of such indebtedness to cause such indebtedness to become due and payable prior to its stated maturity; or

               (q) The occurrence of a Reportable Event that results in or could result in any material liability of the Borrower or any ERISA Affiliate to the PBGC or to any Plan and such Reportable Event is not corrected within thirty
(30) days after the occurrence thereof; or the occurrence of any Reportable Event which could constitute grounds for termination of any Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer any Plan and such Reportable Event is not corrected within thirty
(30) days after the occurrence thereof; or the filing by the Borrower or any ERISA Affiliate of a notice of intent to terminate a Plan or the institution of other proceedings to terminate a Plan which could result in any material liability of the Borrower or any ERISA Affiliate to the PBGC or to any Plan; or the Borrower or any ERISA Affiliate shall fail to pay when due any liability to the PBGC or to a Plan; or the PBGC shall have instituted proceedings to terminate, or to cause a trustee to be appointed to administer any Plan; or any person engages in a Prohibited Transaction with respect to any Plan which results in or could result in material liability of the Borrower, any ERISA Affiliate, any Plan of the Borrower or any ERISA Affiliate or any fiduciary of any such Plan; or failure by the Borrower or any ERISA Affiliate to make a required installment or other payment to any Plan within the meaning of Section 302(f) of ERISA or Section 412(n) of the Code that results in or could result in material liability of the Borrower or any ERISA Affiliate to the PBGC or any Plan; or the withdrawal of the Borrower or any ERISA Affiliate from a Plan during a plan year in which it was a "substantial employer" as defined in
Section 4001(9a)(2) of ERISA; or the Borrower or any ERISA Affiliate becomes an employer with respect to any Multiemployer Plan without the prior written consent of the Bank.

          Section 8.02  Remedies.  If an Event of Default has occurred and is
                        --------
continuing uncured, the Bank may:

               (a) Notify the Trustee of such Event of Default, direct the Trustee to declare an Event of Default, as defined in the Indenture, to accelerate the Bonds and to direct the Trustee to draw on the Letter of Credit, and direct the Trustee to exercise remedies under the Bond Documents;

               (b) By written notice to the Borrower, the Trustee and the Remarketing Agent terminate the Liquidity Period;

               (c) Declare the Borrower's obligations hereunder to be, whereupon the same shall become, immediately due and payable;

               (d) Commission the investigation described in Section 6.16(d) hereof.

               (e) Exercise, or cause to be exercised, any and all such remedies as it may have under this Agreement, any of the Collateral Documents or any other document or at law or in equity.

          Section 8.03  Waivers; Consents. No waiver of, or consent with respect
                        -----------------
to, any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

          Section 8.04  No Waiver; Remedies Cumulative. No failure on the part
                        ------------------------------
of the Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; and no single or partial exercise of any right hereunder shall preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies available under any other document or at law or in equity.

          Section 8.05  Set-Off. Upon the occurrence and during the continuance
                        -------
of any Event of Default, the Bank is hereby authorized at any time and from time to time without notice to the Borrower (any such notice being expressly waived by the Borrower) and, to the fullest extent permitted by law, to set off and to apply any and all balances, credits, deposits (general or special, time or demand, provisional or final), accounts or moneys at any time held and other indebtedness at any time owing by the Bank to or for the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other agreement or instrument delivered by the Borrower to the Bank in connection therewith, whether or not the Bank shall have made any demand hereunder or thereunder and although such obligations may be contingent or unmatured. The rights of the Bank under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Bank may have.

                                  ARTICLE IX.

                                 MISCELLANEOUS

          Section 9.01  Notices. All notices and other communications provided
                        -------
for hereunder shall, unless otherwise specified, be in writing and sent by United States certified or registered mail, postage prepaid return receipt requested, or by telegraph, telex, telecopier (confirmed by certified or registered mail or private delivery service), addressed as follows:

               If to the Bank:

                    PNC Bank, National Association
                    1000 Westlakes Drive, Suite 200
                    Berwyn, PA 19312
                    Attention: Mark D. Lavelle
                    Facsimile No.: (610) 725-5775


               If to Borrower or either Guarantor :

                    c/o Innovative Solutions and Support, LLC
                    420 Lapp Road
                    Malvern, PA 19355
                    Attention: Geoffrey S. M. Hedrick
                    Facsimile No.: (610) 651-5506

                 If to the Trustee:

                    Chase Manhattan Trust Company,
                     National Association
                    One Liberty Place, 52/nd/ Floor
                    1650 Market Street, Suite 5200
                    Philadelphia, PA 19103
                    Attention: Capital Markets Fiduciary Services
                    Facsimile No.: (215) 972-1685


               If to the Remarketing Agent:

                    PNC Capital Markets, Inc.,
                     Remarketing Agent
                    One PNC Plaza, 26/th/ Floor
                    249 Fifth Avenue
                    Pittsburgh, PA 15222-2707
                    Attention: Manager - Remarketing Desk
                    Facsimile No.: (412) 762-9543

Any such notice to the Bank shall refer to this Agreement and PNC Bank, National Association Irrevocable Letter of Credit No. S231762NWP. Either party hereto and the Trustee, and the Remarketing Agent may change the address to which notices to it are to be sent by written notice given to the other persons listed in this Section. All notices shall, when mailed as aforesaid, be effective on the date indicated on the return receipt, and all notices given by other means shall be effective when received.

          Section 9.02  Successors and Assigns. This Agreement shall inure to
                        ----------------------
the benefit of and shall be binding upon the parties hereto and their respective successors and assigns. The Borrower may not assign its rights under this Agreement without the prior written consent of the Bank. The Borrower and the Bank intend that no other person shall have any claim or interest under this Agreement or right of action hereon or hereunder.

          Section 9.03  Survival of Covenants. All covenants made by the
                        ---------------------
Borrower herein and in any document delivered pursuant hereto shall survive the delivery of this Agreement and the Letter of Credit and any advances under the Letter of Credit.

          Section 9.04  Counterparts. The execution hereof by each party hereto
                        ------------
shall constitute a contract between them for the uses and purposes herein set forth, and this Agreement may be executed in any number of counterparts, with each executed counterpart constituting an original and all counterparts together constituting one agreement.

          Section 9.05  Costs, Expenses and Taxes. The Borrower agrees to pay
                        -------------------------
promptly following Bank's request therefor all costs and expenses of the Bank in connection with the preparation, execution, delivery and administration of this Agreement, the Letter of Credit, the Collateral Documents, and any other documents that may be delivered in connection with this Agreement, the Letter of Credit, the Collateral Documents or the Bond Documents or any amendments or supplements thereto, including without limitation the reasonable fees and expenses of counsel for the Bank with respect thereto and with respect to advising the Bank as to its rights and responsibilities under this Agreement, the Letter of Credit, the Collateral Documents and such other documents, and all costs and expenses, if any, including without limitation reasonable counsel fees and expenses of the Bank, in connection with the enforcement of this Agreement, the Letter of Credit, the Collateral Documents, and such other documents. In addition, the Borrower shall pay any and all stamp and other taxes and governmental fees payable or determined to be payable in connection with the execution and delivery of this Agreement, the Letter of Credit, the Collateral Documents, and such other documents and agrees to indemnify and to hold the Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees; provided the Bank promptly notifies the Borrower of any such taxes and fees.

          Section 9.06  Amendments. This Agreement may be amended by an
                        ----------
instrument in writing executed and delivered by the Borrower and the Bank.

          Section 9.07  Severability; Interest Limitation. If any provision
                        ---------------------------------
hereof is found by a court of competent jurisdiction to be prohibited or unenforceable in any jurisdiction, it shall be ineffective as to such jurisdiction only to the extent of such prohibition or unenforceability, and such prohibition or unenforceability shall not invalidate the balance of such provision as to such jurisdiction to the extent it is not prohibited or unenforceable, nor invalidate such provision in any other jurisdiction, nor invalidate the other provisions hereof, all of which shall be liberally construed in favor of the Bank in order to effect the provisions of this Agreement. Notwithstanding anything to the contrary herein contained, the total liability of the Borrower for payment of interest pursuant hereto shall not exceed the maximum amount, if any, of such interest permitted by applicable law to be contracted for, charged or received, and if any payments by the Borrower to the Bank include interest in excess of such a maximum amount, the Bank shall apply such excess to the reduction of the unpaid principal amount due pursuant hereto, or if none is due, such excess shall be refunded to the Borrower; provided that, to the extent permitted by applicable law, in the event the interest is not collected, is applied to principal or is refunded pursuant to this sentence and interest thereafter payable pursuant hereto shall be less than such maximum amount, then such interest thereafter so payable shall be increased up to such maximum amount to the extent necessary to recover the amount of interest, if any, theretofore uncollected, applied to principal or refunded pursuant to this sentence. Any such application or refund shall not cure or waive any Event of Default. In determining whether or not any interest payable under this Agreement exceeds the highest rate permitted by law, any nonprincipal payment (except payments specifically stated in this Agreement to be "interest") shall be deemed, to the extent permitted by applicable law, to be an expense, fee, premium or penalty rather than interest.

          Section 9.08  Conflicts. Insofar as possible the provisions of this
                        ---------
Agreement shall be deemed complementary to the terms of the Collateral Documents, but in the event of conflict the terms hereof shall control to the extent such are enforceable under applicable law.

          Section 9.09  Complete Agreement. Taken together with the Collateral
                        ------------------
Documents and the other instruments and documents delivered in compliance herewith, this Agreement is a complete memorandum of the agreement of the Borrower and the Bank. Waivers or modifications of any provision hereof must be in writing signed by the party to be charged with the effect thereof.

          Section 9.10  Consent to Jurisdiction; Venue; Waiver of Jury Trial.
                        ----------------------------------------------------
The Borrower hereby irrevocably (i) agrees that any suit, action or other legal proceeding arising out of or relating to this Agreement, the Collateral Documents or the Letter of Credit may be brought in any federal or state court located in the Commonwealth of Pennsylvania and consents to the jurisdiction of such court in any such suit, action or proceeding, (ii) agrees that any suit, action or other legal proceeding by the Borrower against the Bank shall be brought solely in a federal or state court located in the Commonwealth of Pennsylvania and (iii) waives any objection which it may have to the laying of venue of any such suit, action or proceeding in any such court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. The Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section shall affect the right of the Bank to bring any suit, action or proceeding against the Borrower or its property in the courts of any other jurisdiction. The Borrower and the Bank hereby waive the right to trial by jury in any action arising hereunder or under any of the Collateral Documents or otherwise in connection herewith.

          Section 9.11  Governing Law. This Agreement shall be governed by, and
                        -------------
construed in accordance with, the laws of the Commonwealth of Pennsylvania without reference to its principles of conflicts of law. The Letter of Credit shall be governed and construed as set forth in paragraph 12 thereof.

          Section 9.12  Headings. Section headings in this Agreement are
                        --------
included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

          IN WITNESS WHEREOF, the Borrower and the Bank have caused this Agreement to be duly executed and delivered as of the date first above.

                          INNOVATIVE SOLUTIONS AND SUPPORT, LLC,
                          by its sole Member and Manager INNOVATIVE
                          SOLUTIONS AND SUPPORT, INCORPORATED


                          By:________________________________
                               Name:  James Reilly
                               Title: Chief Financial Officer



                          PNC BANK, NATIONAL ASSOCIATION


                          By:________________________________
                               Name:
                               Title:

This execution page is part of the Reimbursement, Credit and Security Agreement dated as of August 1, 2000 between Innovative Solutions and Support, LLC and PNC Bank, National Association.

                                   EXHIBIT A

                             [Letterhead of Bank]

                  IRREVOCABLE LETTER OF CREDIT NO. S231762NWP


                                                          August 8, 2000


Chase Manhattan Trust Company,
  National Association, as Trustee
1650 Market Street
Suite 5210
Philadelphia, Pennsylvania 19103
Attention: Global Trust Services

Dear Sirs:

          1. At the request and for the account of Innovative Solutions and Support, LLC (the "Borrower"), we hereby establish in your favor, as Trustee under the Trust Indenture dated as of August 1, 2000 (the "Indenture") between Chase Manhattan Trust Company, National Association, as Trustee (the "Trustee"), and Chester County Industrial Development Authority (the "Issuer"), pursuant to which $4,335,000.00 aggregate principal amount of Industrial Development Revenue Bonds, 2000 Series A (Innovative Solutions and Support, LLC Project) (the "Bonds") have been issued by the Issuer, our Irrevocable Letter of Credit No. S231762NWP (the "Letter of Credit") in the amount of $4,406,261.00 (as more fully described below), effective immediately and expiring at 5:00 p.m. on August 7, 2003 or, if such day is not a Business Day, on the next succeeding Business Day (the "Stated Expiration Date"), provided that the Stated Expiration Date shall automatically be extended for one additional year effective on each anniversary of the date of this Letter of Credit, unless we shall have given you notice at least ninety (90) days prior to such anniversary that the Stated Expiration Date will not be so extended. This Letter of Credit is subject to automatic termination as provided in paragraph 8 hereof.

          2. We hereby irrevocably authorize you to draw on us in accordance with the terms and conditions hereinafter set forth, by one or more drafts on us, an aggregate amount not exceeding Four Million Four Hundred Six Thousand Two Hundred Sixty One Dollars $4,406,261.00 (as reduced and reinstated from time to time in accordance with the provisions hereof, the "Letter of Credit Amount"), of which (i) an aggregate amount not exceeding $4,335,000.00 (as reduced and reinstated from time to time in accordance with the provisions hereof, the "Principal Component") may be drawn upon with respect to principal of the Bonds and (ii) an aggregate amount not exceeding $71,261.00 (as reduced and reinstated from time to time in accordance with the provisions hereof, the "Interest Component") may be drawn upon with respect to interest accrued on the Bonds. The Principal Component shall not be available to pay amounts corresponding to the interest on the Bonds, and the Interest Component shall not be available to pay amounts corresponding to principal of the Bonds.

          3. Funds under this Letter of Credit are available to you at the time specified below, (a) in one or more drawings by one or more of your drafts, each dated the date of its presentation and stating on its face: "Drawn under PNC Bank, National Association Irrevocable Letter of Credit No. S231762NWP", accompanied by one or more of your certificates in the form of Annex 1 attached hereto appropriately completed and executed (any such draft accompanied by such certificate being herein called an "Interest Draft"); (b) in one or more drawings by one or more of your drafts, each dated the date of its presentation and stating on its face: "Drawn under PNC Bank, National Association Irrevocable Letter of Credit No. S231762NWP", accompanied by one or more of your certificates in the form of Annex 2 attached hereto appropriately completed and executed (any such draft accompanied by such certificate being herein called a "Tender Draft"); and (c) in one or more drawings by one or more of your drafts, each dated the date of its presentation and stating on its face: "Drawn under PNC Bank, National Association Irrevocable Letter of Credit No. S231762NWP", accompanied by one or more of your certificates in the form of Annex 3 attached hereto appropriately completed and executed (any such draft accompanied by such certificate being herein called a "Redemption Draft"). Each such draft and certificate shall be presented, at our office at PNC Bank, National Association, 237 Fifth Avenue, Third Floor, Annex Building, Pittsburgh, PA 15222, Attention:
Letter of Credit Department or such other office of ours in Pittsburgh, Pennsylvania that we hereafter designate by written notice to you, and shall be made either (i) in the form of a letter on your letterhead manually signed by one of your officers and addressed to us at PNC Bank, National Association, 237 Fifth Avenue, Third Floor, Annex Building, Pittsburgh, PA 15222, Attention:
Letter of Credit Department or at any other office in Pennsylvania that we hereafter designate by written notice delivered to you, or (ii) in the form of a telecopy transmission of the documents described in clause (i) of this sentence to Telecopier No. 412-705-0966 (with transmission confirmed by call to Telephone No. 412-762-2078) or such other telecopier and telephone numbers that we hereafter designate by written notice delivered to you. If drawing is made by telecopier, it must contain a certification by you that originals of the draft and certificate on your letterhead manually signed by one of your officers will be mailed to us concurrently by first class United States mail. If we receive your Interest Draft or Redemption Draft at such office, all in strict conformity with the terms and conditions of this Letter of Credit, at or prior to 12:00 noon, on a Business Day, we will honor the same in accordance with your payment instructions by 12:00 noon on the later of (a) the Business Day immediately following the Business Day on which you present to us your draft and certificate or (b) the "Value Date" set forth in such certificate; and if we receive your Interest Draft or Redemption Draft at such office, all in strict conformity with the terms and conditions of this Letter of Credit, after 12:00 noon, on a Business Day, we will honor the same in accordance with your payment instructions by 12:00 noon on the later of (1) the second Business Day immediately following the Business Day on which you present to us your draft and certificate or (2) the "Value Date" set forth in such certificate. If we receive your Tender Draft at such office, all in strict conformity with the terms and conditions of this Letter of Credit, at or prior to 11:00 a.m., on a Business Day, we will honor the same in accordance with your payment instructions by 3:00 p.m. on the later of (x) the Business Day on which you present to us your draft and certificate or (y) the "Value Date" set forth in such certificate; and if we receive your Tender Draft at such office, all in strict conformity with the terms and conditions of this Letter of Credit, after 11:00 a.m., on a Business Day, we will honor the same in accordance with your payment instructions by 3:00 p.m. on the later of (i) the Business Day immediately following the Business Day on which you present to us your draft and certificate or (ii) the "Value Date" set forth in such certificate. For purposes of this Letter of Credit, we shall be deemed to have "honored" a draft at the time at which we commence and confirm by a federal reference number a wire transfer of immediately available funds in accordance with your instructions. All payments made by us under this Letter of Credit will be made with our own funds.

          4.   As used herein the term "Business Day" means any day other than
(i) a Saturday or Sunday, (ii) a day on which commercial banking institutions in New York, New York, Pittsburgh, Pennsylvania or Philadelphia, Pennsylvania or in any other city where your principal corporate trust office or our office at which drafts are to be presented under this Letter of Credit is located are required or authorized by law (including executive order) to close or on which either such office is closed for a reason not related to financial condition, or
(iii) a day on which the New York Stock Exchange is closed. References to any time of day in this Letter of Credit shall refer to Eastern standard time or Eastern daylight saving time, as in effect in Philadelphia, Pennsylvania on such day.

          5. Each drawing honored by us hereunder shall reduce the Letter of Credit Amount and the respective Principal and Interest Components thereof by the respective amounts of such drawing and the corresponding components of such drawing. In addition, the Letter of Credit Amount and the respective Principal and Interest Components thereof shall be reduced automatically, without notice to you, upon our receipt from you of a certificate in the form of Annex 4 attached hereto appropriately completed and executed, each such reduction to be
(i) in the amounts necessary to reduce the Letter of Credit Amount and the Principal and Interest Components thereof to the respective amounts specified by you in such certificate and (ii) effective on the Business Day on which we receive such certificate from you. No drawing hereunder honored by us shall exceed the Letter of Credit Amount at the time of such drawing, as the Letter of Credit Amount has been reduced and reinstated in accordance with the terms hereof, and no component of any such drawing corresponding to principal of or interest on the Bonds shall exceed the corresponding Principal and Interest Component of the Letter of Credit Amount as such Component has been reduced and reinstated in accordance with the terms hereof.

          6. On the tenth calendar day following the date of each drawing under this Letter of Credit by your Interest Draft, the Letter of Credit Amount and the Interest Component shall be automatically reinstated by an amount equal to the amount of such drawing, unless before said tenth day, we give written notice specifically referring to "PNC Bank, National Association Irrevocable Letter of Credit No. S231762NWP" signed by our authorized officer and received by you and the Trustee, to the effect that an Event of Default has occurred under the Reimbursement, Credit and Security Agreement dated as of August 1, 2000 between the Borrower, and us and such reinstatement shall not occur, in which case such reinstatement shall not occur.

          7. Following any drawing under this Letter of Credit by your Tender Draft, the Letter of Credit Amount and the Principal and Interest Components thereof shall be reinstated with respect to such drawing (a) automatically when and to the extent that both (i) we have received reimbursement for such drawing in immediately available funds (or you have received immediately available funds which, pursuant to Section 4.05 of the Indenture, you will immediately remit to us as reimbursement for such drawing, such funds to be remitted to the attention of our Letter of Credit Department stating that they are repayments for Tender Drafts drawn under PNC Bank, National Association Letter of Credit No. S231762NWP) and (ii) you have delivered to us a certificate in respect of such reinstatement in the form of Annex 5 attached hereto appropriately completed and executed, which may be sent by tested telex or telecopier in the manner, to the numbers and with the confirmations and follow-up mailings described in paragraph 3 of this Letter of Credit, or (b) when and to the extent that we, at our option, upon the Borrower's request, otherwise advise you in writing that such reinstatement shall occur, it being understood that we shall have no obligation to grant any such reinstatement except as provided in clause (a) of this sentence.

          8. This Letter of Credit shall automatically terminate upon the first to occur of: (a) the Stated Expiration Date (as such date may have been extended), (b) the date on which we receive a certificate from you in the form of Annex 6 attached hereto, appropriately completed and executed, to the effect that there are no Bonds Outstanding (as defined in the Indenture) other than Bonds bearing interest at a Term Rate or secured by an Alternate Letter of Credit (as defined in the Indenture) or (c) the date on which the final drawing available hereunder is honored. This Letter of Credit shall be promptly surrendered to us by you upon such termination.

          9. This Letter of Credit is transferable in its entirety (but not in part) to any transferee who you certify to us has succeeded you as Trustee under the Indenture, and may be successively transferred. Transfer of this Letter of Credit to such transferee shall be effected by the presentation to us of this Letter of Credit accompanied by a certificate substantially in the form of Annex 7 attached hereto appropriately completed and executed.

          10. Only you (or a transferee permitted by the terms of this Letter of Credit) may make drawings under this Letter of Credit. Upon the payment to you or your account of the amount specified in a draft drawn hereunder, we shall be fully discharged of our obligation under this Letter of Credit with respect to such draft, and we shall not thereafter be obligated to make any further payments under this Letter of Credit with respect to such draft.

          11. This Letter of Credit sets forth in full the terms of our undertaking, and this undertaking shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein or in which this Letter of Credit is referred to or to which this Letter of Credit relates, except only the drafts and certificates referred to herein; and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement, except such drafts and certificates. Payment of all drawings honored under this Letter of Credit will be made with our own funds.

          12. This Letter of Credit is subject to the provisions of the Uniform Customs and Practice for Documentary Credits, 1993 Revision, International Chamber of Commerce Publication Number 500 (the "UCP") other than Article 48(g) thereof. This Letter of Credit shall be deemed to be issued under the laws of the Commonwealth of Pennsylvania and shall, as to matters not governed by the UCP, be governed and construed in accordance with the laws of said state, without regard to principles of conflicts of law.

                                         Very truly yours,

                                         PNC BANK, NATIONAL ASSOCIATION




                                         By __________________________


                                         Title _______________________

ANNEX 1 to PNC Bank, National Association
Irrevocable Letter of Credit No. S231762NWP
-------------------------------------------

To:  PNC Bank, National Association
     237 Fifth Avenue
     Third Floor, Annex Building
     Pittsburgh, PA 15222
     Attention: Letter of Credit Department

          CERTIFICATE FOR INTEREST DRAWING OF ACCRUED INTEREST ON
          INDUSTRIAL DEVELOPMENT REVENUE BONDS, 2000 SERIES A
          (INNOVATIVE SOLUTIONS AND SUPPORT, LLC PROJECT), ISSUED BY THE CHESTER COUNTY INDUSTRIAL DEVELOPMENT AUTHORITY
          ----------------------------------------------------------

          The undersigned, a duly authorized officer of [Name of Trustee],
                                                         ---------------
TRUSTEE (the "Trustee") under the Trust Indenture dated as of August 1, 2000 between the Issuer and the Trustee (the "Indenture") under which the Bonds have been issued, hereby certifies, with reference to Irrevocable Letter of Credit No. S231762NWP (the "Letter of Credit") issued by PNC Bank, National Association (the "Bank") in favor of the Trustee (the capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Letter of Credit), that:

          1. The Trustee is the Trustee under the Indenture for the holders of the Bonds.

          2. This Certificate accompanies a draft in the amount of $_________ by which the Trustee is making a drawing under the Letter of Credit in respect of the payment of accrued interest on Bonds, which payment is due on or before _____________________ (the "Value Date"). None of such Bonds is a Borrower Bond or a Pledged Bond as defined in the Indenture.

          3. The Trustee has not received a notice from the Bank that reinstatement of the Letter of Credit in respect of any Interest Draft shall not occur.

          4. The amount of the draft accompanying this Certificate (i) is being drawn against the Interest Component of the Letter of Credit Amount and does not exceed the Letter of Credit Amount, as reduced and reinstated in accordance with the terms of the Letter of Credit, or the Interest Component, as reduced and reinstated in accordance with the terms of the Letter of Credit,
(ii) was computed in accordance with the terms and conditions of the Bonds and the Indenture, (iii) does not include any amount in respect of interest on Bonds which was included in any Interest Draft, Tender Draft or Redemption Draft presented and not dishonored on or prior to the date of this Certificate, and
(iv) shall be applied pursuant to the provisions of the Bonds

                               Page 1 of Annex 1
and the Indenture to the payment of accrued interest on Bonds which are not Borrower Bonds or Pledged Bonds.

         5. If this Certificate and the accompanying draft are initially presented by telex or telecopier, the originals of such draft and this Certificate on the Trustee's letterhead manually signed by one of its officers are being mailed to you concurrently by first class United States mail.

         IN WITNESS WHEREOF, the Trustee has executed and delivered this Certificate as of the ____ day of _____________.


                                               [TRUSTEE NAME],
                                                 TRUSTEE

                                               By __________________________

                                               Name ________________________

                                               Title _______________________


                               Page 2 of Annex 1

ANNEX 2 to PNC Bank, National Association
Irrevocable Letter of Credit No. S231762NWP
-------------------------------------------


To:      PNC Bank, National Association
         237 Fifth Avenue
         Third Floor, Annex Building
         Pittsburgh, PA 15222,
         Attention: Letter of Credit Department

                  CERTIFICATE FOR TENDER DRAWING IN RESPECT OF
                  PRINCIPAL AND ACCRUED INTEREST ON INDUSTRIAL
                  DEVELOPMENT REVENUE BONDS, 2000 SERIES A (INNOVATIVE SOLUTIONS AND SUPPORT, LLC PROJECT), ISSUED BY THE CHESTER COUNTY INDUSTRIAL DEVELOPMENT AUTHORITY
                  ----------------------------------------------------

                  The undersigned, a duly authorized officer of [Name of
                                                                 -------
Trustee], TRUSTEE (the "Trustee") under the Trust Indenture dated as of August
-------
1, 2000 between the Issuer and the Trustee (the "Indenture") under which the Bonds have been issued, hereby certifies, with reference to Irrevocable Letter of Credit No. S231762NWP (the "Letter of Credit") issued by PNC Bank, National Association (the "Bank") in favor of the Trustee (the capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Letter of Credit), that:

                  1. The Trustee is the Trustee under the Indenture for the holders of the Bonds.

                  2. This Certificate accompanies a draft in the amount of $___________ by which the Trustee is making a drawing under the Letter of Credit in respect of the payment of the purchase price of Bonds, corresponding to the principal thereof and accrued interest thereon, tendered for purchase pursuant to the provisions of the Indenture and, in the case of Bonds tendered pursuant to Section 4.01 of the Indenture, not successfully remarketed by the Remarketing Agent (as defined in the Indenture) with the purchase price therefor received prior to 10:00 a.m. on the date of this Certificate. Such Bonds are herein called "Tendered Bonds". The purchase price payment for the Tendered Bonds is due on or before _________________________ (the "Value Date"). None of the Tendered Bonds is presently a Borrower Bond or a Pledged Bond as defined in the Indenture.

                  3. The amount of the draft accompanying this Certificate is equal to the sum of (i) $___________ being drawn against the Principal Component of the Letter of Credit Amount in respect of the payment of the portion of the purchase price of the Tendered Bonds corresponding to the principal thereof and
(ii) $___________ being drawn against the Interest

                               Page 1 of Annex 2

Component of the Letter of Credit Amount in respect of the portion of the purchase price of the Tendered Bonds corresponding to accrued interest thereon.

                  4. The amount of the draft accompanying this Certificate does not exceed the Letter of Credit Amount, as reduced and reinstated in accordance with the terms of the Letter of Credit. Neither of the components of the amount of the draft set forth in paragraph 3 of this Certificate exceeds the corresponding component of the Letter of Credit Amount as reduced and reinstated in accordance with the terms of the Letter of Credit. The amount of the draft accompanying this Certificate (i) was computed in accordance with the terms and conditions of the Bonds and the Indenture, (ii) does not include any amount in respect of principal of or interest on the Bonds which was included in any Interest Draft, Tender Draft or Redemption Draft presented and not dishonored on or prior to the date of this Certificate and (iii) shall be applied pursuant to the provisions of the Bonds and the Indenture, to the payment of purchase price of the Tendered Bonds.

                  5. If this Certificate and the accompanying sight draft are initially presented by telex or telecopier, the originals of such draft and this Certificate on the Trustee's letterhead manually signed by one of its officers are being mailed to you concurrently by first class United States mail.

                  IN WITNESS WHEREOF, the Trustee has executed and delivered this certificate this ____ day of __________.


                                              [TRUSTEE NAME],
                                                TRUSTEE

                                              By ___________________________

                                              Name _________________________

                                              Title ________________________

                               Page 2 of Annex 2

ANNEX 3 to PNC Bank, National Association
Irrevocable Letter of Credit No. S231762NWP
-------------------------------------------

To:  PNC Bank, National Association
     237 Fifth Avenue
     Third Floor, Annex Building
     Pittsburgh, PA 15222
     Attention: Letter of Credit Department

             CERTIFICATE FOR REDEMPTION OR FINAL PAYMENT DRAWING IN RESPECT OF PRINCIPAL AND ACCRUED INTEREST ON INDUSTRIAL DEVELOPMENT REVENUE BONDS, 2000 SERIES A (INNOVATIVE SOLUTIONS AND SUPPORT, LLC PROJECT), ISSUED BY THE CHESTER COUNTY INDUSTRIAL DEVELOPMENT AUTHORITY
             ------------------------------------------------------

             The undersigned, a duly authorized officer of [Name of Trustee],
                                                            ---------------
TRUSTEE (the "Trustee") under the Trust Indenture dated as of August 1, 2000 between the Issuer and the Trustee (the "Indenture") under which the Bonds have been issued, hereby certifies, with reference to Irrevocable Letter of Credit No. S231762NWP (the "Letter of Credit") issued by PNC Bank, National Association (the "Bank") in favor of the Trustee (the capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Letter of Credit), that:

             1. The Trustee is the Trustee under the Indenture for the holders of the Bonds.

             2. This Certificate accompanies a draft in the amount of $___________ by which the Trustee is making a drawing under the Letter of Credit in respect of the payment of principal of and accrued interest on Bonds (other than Borrower Bonds or Pledged Bonds as defined in the Indenture) upon the applicable event indicated in paragraph 3 of this Certificate, which payment is due on or before _______________________ (the "Value Date").

             3. The Trustee is presenting this Certificate and the accompanying draft in connection with (check and complete one):

             [ ] A mandatory redemption of the Bonds in whole pursuant to Sections 3.01(e) or 3.01(f) of the Indenture.


                               Page 1 of Annex 3

             [ ] An optional redemption of the Bonds in the principal amount of $_____________ pursuant to Section 3.01(b) or 3.01(c) of the Indenture. After such redemption, $____________ principal amount of the Bonds will remain Outstanding and will not presently be Borrower Bonds or Pledged Bonds.

             [ ] The payment of the Bonds upon acceleration of the maturity thereof pursuant to Section 7.03 of the Indenture

             [ ]  The payment of the Bonds at final maturity thereof pursuant to
                  Section 5.04 of the Indenture.

             4. The amount of the draft accompanying this Certificate is equal to the sum of (i) $__________ being drawn against the Principal Component of the Letter of Credit Amount in respect of the principal of Bonds (other than Bonds which are presently Borrower Bonds or Pledged Bonds) and (ii) $___________ being drawn against the Interest Component of the Letter of Credit Amount in respect of interest accrued on such Bonds.

             5. The amount of the draft accompanying this Certificate does not exceed the Letter of Credit Amount, as reduced and reinstated in accordance with the terms of the Letter of Credit. Neither of the components of the amount of the draft set forth in paragraph 4 of this Certificate exceeds the corresponding component of the Letter of Credit Amount, as reduced and reinstated in accordance with the terms of the Letter of Credit. The amount of the draft accompanying this Certificate (i) was computed in accordance with the terms and conditions of the Bonds and the Indenture, (ii) does not include any amount in respect of principal of or interest on the Bonds which was included in any Interest Draft, Tender Draft or Redemption Draft presented and not dishonored on or prior to the date of this Certificate, and (iii) shall be applied pursuant to the provisions of the Bonds and the Indenture to the payment of the principal of and accrued interest on Bonds which are not Borrower Bonds or Pledged Bonds.

             6. If this Certificate and the accompanying draft are initially presented by telex or telecopier, the originals of such draft and this Certificate on the Trustee's letterhead manually signed by one of its officers are being mailed to you concurrently by first class United States mail.

                               Page 2 of Annex 3

          IN WITNESS WHEREOF, the Trustee has executed and delivered this Certificate this ____ day of _____________.


                                                [TRUSTEE NAME],
                                                 TRUSTEE

                                                By _________________________

                                                Name _______________________

                                                Title ______________________


                               Page 3 of Annex 3

ANNEX 4 to PNC Bank, National Association
Irrevocable Letter of Credit No. S231762NWP
-------------------------------------------

To:  PNC Bank, National Association
     237 Fifth Avenue
     Third Floor, Annex Building
     Pittsburgh, PA 15222
     Attention: Letter of Credit Department

            CERTIFICATE FOR REDUCING PNC BANK, NATIONAL ASSOCIATION (THE "BANK") IRREVOCABLE LETTER OF CREDIT NO. S231762NWP (THE "LETTER OF CREDIT") SUPPORTING INDUSTRIAL DEVELOPMENT REVENUE BONDS, 2000 SERIES A (INNOVATIVE SOLUTIONS AND SUPPORT, LLC PROJECT), ISSUED BY THE CHESTER COUNTY INDUSTRIAL DEVELOPMENT AUTHORITY
            -----------------------------------------------------------

            The undersigned, a duly authorized officer of [Name of Trustee],
                                                           ---------------
TRUSTEE (the "Trustee") under the Trust Indenture dated as of August 1, 2000 between the Issuer and the Trustee (the "Indenture") under which the Bonds have been issued, hereby certifies that (the capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Letter of Credit):

            1. The Trustee is the Trustee under the Indenture for the holders of the Bonds.

            2. Pursuant to the provisions of the Bonds and the Indenture $___________ principal amount of the Bonds have been redeemed or are deemed to have been paid pursuant to

                               Page 1 of Annex 4

Article X of the Indenture, and the remaining aggregate principal amount of the Bonds Outstanding is $___________.

            3. Pursuant to the terms of the Letter of Credit, the Bank is hereby directed to reduce the Letter of Credit Amount and the Principal and Interest Components thereof, effective on the Business Day on which you receive this Certificate, so that after such reduction the Letter of Credit Amount shall be $__________, of which $__________ shall be the Principal Component and $__________ shall be the Interest Component (calculated on the basis of 50 days interest on the Outstanding Bonds and a 365-day year, at an assumed maximum interest rate of 12% per annum).

            4. If this Certificate is initially presented by telex or telecopier, the originals of this Certificate on the Trustee's letterhead manually signed by one of its officers are being mailed to you concurrently by first class United States mail.

            IN WITNESS WHEREOF, the Trustee has executed and delivered this Certificate this _____ day of ------------.


                                              [TRUSTEE NAME],
                                                TRUSTEE

                                              By _________________________

                                              Name _______________________

                                              Title ______________________

                               Page 2 of Annex 4

ANNEX 5 to PNC Bank, National Association
Irrevocable Letter of Credit No. S231762NWP
-------------------------------------------

To:  PNC Bank, National Association
     237 Fifth Avenue
     Third Floor, Annex Building
     Pittsburgh, PA 15222
     Attention: Letter of Credit Department

           CERTIFICATE FOR REINSTATING PNC BANK, NATIONAL ASSOCIATION (THE "BANK") IRREVOCABLE LETTER OF CREDIT NO. S231762NWP (THE "LETTER OF CREDIT") SUPPORTING INDUSTRIAL DEVELOPMENT REVENUE BONDS, 2000 SERIES A (INNOVATIVE SOLUTIONS AND SUPPORT, LLC PROJECT), ISSUED BY THE CHESTER COUNTY INDUSTRIAL DEVELOPMENT AUTHORITY
           -----------------------------------------------------------

           The undersigned, a duly authorized officer of [Name of Trustee],
                                                          ---------------
TRUSTEE (the "Trustee") under the Trust Indenture dated as of August 1, 2000 between the Issuer and the Trustee (the "Indenture") under which the Bonds have been issued, hereby certifies that (the capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Letter of Credit):

           1. The Trustee is the Trustee under the Indenture for the holders of the Bonds.

           2. On the date of this Certificate $_________ aggregate principal amount of Bonds are being purchased upon a remarketing thereof by the Remarketing Agent (as defined in the Indenture). All of such Bonds were heretofore purchased (or anticipated to be purchased) with the proceeds of one or more Tender Drafts in the total drawing amount of $__________, of which proceeds $__________ was drawn in respect of principal of such Bonds and $__________ was drawn in respect of accrued interest on such Bonds. Prior to the date of this Certificate there has been no reinstatement of the Letter of Credit Amount with respect to amounts drawn by such Tender Drafts to purchase such Bonds.

           3. The Trustee has received for immediate payment (or repayment) to the Bank in respect of the Bonds described in paragraph 2 of this Certificate the total amount of $__________, consisting of $__________ from the Remarketing Agent, $__________ from the Borrower and $__________ from the Bank. Such total amount is being paid to the Bank at the above address with reference to Letter of Credit No. S231762NWP, pursuant to Section 4.05 of the Indenture, as reimbursement for amounts drawn under the Letter of Credit by the Tender Drafts described in paragraph 2 of this Certificate; provided that, unless such reimbursement is

                               Page 1 of Annex 5
being made on the same day that payment of such Tender Drafts was received by the Trustee from the Bank, the Trustee will release the Bonds described in paragraph 2 of this Certificate for remarketing and will make such payment to the Bank only upon receipt by the Trustee of telephonic confirmation from the Bank of the reinstatement described in paragraph 6 below. Such confirmation shall be made to the Trustee at (___) __________, Attention:
_____________________ (which confirmation shall thereafter be sent in writing to the Trustee at its address on file with you).

         4. Of the total amount referred to in paragraph 3 of this Certificate, $__________ represents the aggregate principal amount of Bonds described in paragraph 2 of this Certificate and $__________ represents accrued interest on such Bonds.

         5. Payment of the total amount referred to in paragraph 3 of this Certificate, together with other amounts heretofore paid to the Bank by or on behalf of the Borrower, represents reimbursement for the entire outstanding balance of all amounts drawn in respect of the Bonds described in paragraph 2 of this Certificate. The foregoing certification is made in reliance upon representations by the Borrower and/or the Bank to the Trustee that, upon payment of such amounts, the Bank will be fully reimbursed for all Tender Drafts (or allocable portions thereof) presented to the Bank to purchase such Bonds. No Certification is made by the Trustee as to the payment of interest accrued pursuant to the Reimbursement, Credit and Security Agreement described in the Letter of Credit on the amounts drawn by such Tender Drafts.

         6. Pursuant to paragraph 7 of the Letter of Credit, the Letter of Credit Amount shall be automatically reinstated by an amount equal to $__________ (which does not exceed the aggregate amount of the Tender Drafts, or allocable portions thereof, paid by the Bank to purchase such Bonds), of which $__________ (which does not exceed the aggregate amount of such Tender Drafts, or allocable portions thereof, drawn against the Principal Component) shall be applied to the Principal Component and $__________ (which does not exceed the aggregate amount of such Tender Drafts, or allocable portions thereof, drawn against the Interest Component) shall be applied to the Interest Component.

         7. If this Certificate is initially presented by telex or telecopier, the original of this Certificate on the Trustee's letterhead manually signed by one of its officers is being mailed to you concurrently by first class United States mail.

                               Page 2 of Annex 5

          IN WITNESS WHEREOF, the Trustee has executed and delivered this Certificate this __________day of ___________.


                                                  [TRUSTEE NAME],
                                                   TRUSTEE


                                                  By______________________

                                                  Name____________________

                                                  Title___________________

                               Page 3 of Annex 5

ANNEX 6 to PNC Bank, National Association
Irrevocable Letter of Credit No. S231762NWP
-------------------------------------------

To:      PNC Bank, National Association
         237 Fifth Avenue
         Third Floor, Annex Building
         Pittsburgh, PA 15222
         Attention: Letter of Credit Department


               CERTIFICATE FOR TERMINATING PNC BANK,
               NATIONAL ASSOCIATION (THE "BANK") IRREVOCABLE LETTER OF CREDIT NO. S231762NWP (THE "LETTER OF CREDIT") SUPPORTING INDUSTRIAL DEVELOPMENT REVENUE BONDS, 2000 SERIES A (INNOVATIVE SOLUTIONS AND SUPPORT, LLC PROJECT), ISSUED BY THE CHESTER COUNTY INDUSTRIAL DEVELOPMENT AUTHORITY
               --------------------------------------------

               The undersigned, a duly authorized officer of [Name of Trustee],
                                                              ---------------
TRUSTEE (the "Trustee") under the Trust Indenture dated as of August 1, 2000 between the Issuer and the Trustee (the "Indenture") under which the Bonds have been issued, hereby certifies that (the capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Letter of Credit):

               1. The Trustee is the Trustee under the Indenture for the holders of the Bonds.

               2. Pursuant to the Indenture and the Letter of Credit, the Letter of Credit shall be terminated on the date the Bank receives this Certificate, and the Trustee is herewith surrendering the Letter of Credit for cancellation, because no Bonds remain Outstanding other than Bonds bearing interest at a Term Rate or secured by an Alternate Letter of Credit.

                               Page 1 of Annex 6

          IN WITNESS WHEREOF, the Trustee has executed and delivered this Certificate this _____ day of _____________.


                                               [TRUSTEE NAME],
                                                TRUSTEE

                                               By _________________________

                                               Name _______________________

                                               Title ______________________

                               Page 2 of Annex 6

ANNEX 7 to PNC Bank, National Association
Irrevocable Letter of Credit No. S231762NWP
-------------------------------------------


                                             --------------,


To:      PNC Bank, National Association
         237 Fifth Avenue
         Third Floor, Annex Building
         Pittsburgh, PA 15222
         Attention: Letter of Credit Department

                  Re:      PNC Bank, National Association
                           Irrevocable Letter of Credit
                           No. S231762NWP
                           ------------------------------

Gentlemen:

                  For value received, the undersigned beneficiary hereby irrevocably transfers to:

                  (Name of Transferee)

                  (Address)

all rights of the undersigned beneficiary to draw under the above Letter of Credit in its entirety. Said transferee has succeeded to the undersigned as Trustee under the Trust Indenture dated as of August 1, 2000 between the Chester County Industrial Development Authority and Chase Manhattan Trust Company, National Association, as Trustee.

                  By this transfer, all rights of the undersigned beneficiary in such Letter of Credit are transferred to the transferee and the transferee shall have the sole rights as beneficiary thereof, including sole rights relating to any amendments whether increases or extensions or other amendments and whether now existing or hereafter made. All amendments are to be advised direct to the transferee without necessity of any consent of or notice to the undersigned beneficiary.

                               Page 1 of Annex 7

          The original of such Letter of Credit is returned herewith, and in accordance therewith we ask you to transfer the Letter of Credit to the transferee in the Letter of Credit Amount (as defined in the Letter of Credit) with provision for reinstating or increasing the Letter of Credit Amount with respect to all drawings by Interest Drafts and Tender Drafts (as defined in the Letter of Credit) with respect to which the Letter of Credit Amount may be reinstated, and forward it directly to the transferee with your customary notice of transfer.

                                            Very truly yours,

SIGNATURE AUTHENTICATED                     CHASE MANHATTAN TRUST COMPANY,
                                            NATIONAL ASSOCIATION, TRUSTEE

----------------------------


____________________________                By _________________________________
         (Authorized Signature)


                                            Title ______________________________

                               Page 2 of Annex 7

                                                                     EXHIBIT B
                                                                     ---------



                        PROJECT FACILITIES DESCRIPTION

         The Project Facilities consist of the construction and equipping of an approximately 44,800 square foot building, to be owned and operated by the Borrower as a facility for the manufacturing of avionics instrumentation.

                                                                      EXHIBIT C
                                                                      ---------



                             ENVIRONMENTAL MATTERS


                                     None

                                                                      EXHIBIT D
                                                                      ---------



                            OUTSTANDING OBLIGATIONS


                                     None

                                                                      EXHIBIT E
                                                                      ---------



                        OUTSTANDING MATERIAL CONTRACTS


          Agreement of Lease between Rouse & Associates - 420 Lapp Road Limited Partnership and Innovative Solutions & Support for 420 Lapp Road, Malvern, Pennsylvania 19355, signed September 24, 1997, as amended.

                                                                      EXHIBIT F
                                                                      ---------



                                PERMITTED LIENS


1. Unrecorded easements, discrepancies or conflicts in boundary lines, shortages in area and encroachments which an accurate and complete survey would disclose.

2. Rights granted to Keystone Pipeline in Misc. Deed Book 56 page 280, 56 page 281, 57 page 317, and 68 page 247.

3.   Rights granted to BF Warren in Misc. Deed Book 19 page 313.

4.   Water Rights as in Misc. Deed Book 3 page 70.

5. Rights granted to Philadelphia Electric Company and Bell Telephone Company in Misc. Deed Book 69 page 516.

6. Rights granted to Bell Atlantic-Pennsylvania, Inc. in Record Book 4639 page 424.

7. The Declaration of General Conditions for Covenants under Act 515 in Chester County in Misc. Deed Book 240 page 335, and Contract and Covenant pursuant thereto in Chester County in Misc. Deed Book 265 page 341, 264 page 348 and Record Book 2674 page 164.

8.   Easement Agreement in Misc. Deed Book 655 page 536.

9.   Agreement to Release Easement in Misc. Deed Book 655 page 541.

10. Rights granted to Philadelphia Electric Company in Misc. Deed Book 541 page 108, and 92 page 211 and Record Book 1158 page 230.

11. Rights granted to Uwchlan Township Municipal Authority in Record Book 1154 page 168 and 1154 page 174.

12. Declaration of Easements and Protective Covenants and Restrictions for Eagleview Corporate Center in Record Book 1070 page 185. Amendment thereto in Record Book 1678 page 217, Second Amendment thereto in Record Book 1851 page 313, Third Amendment thereto in Record Book 1885 page 55.

13. Amended and Restated Declaration of Easements and Protective Covenants and Restrictions for Eagleview Corporate Center in Record Book 2074 page 240, First Amendment thereto in Record Book 2074 page 240, Second Amendment thereto in Record Book 3590 page 1986, Third Amendment thereto in Record Book 3672 page 579,

     Fourth Amendment thereto in Record Book 4177 page 2306, Fifth Amendment thereto in Record Book 4206 page 1534, Sixth Amendment thereto in Record Book 4365 page 649, Seventh Amendment thereto in Record Book 4744 page 278.

14.  Rights of First Refusal as in Record Book 1397 page 66.

15. Unsettled taxes due the Commonwealth of Pennsylvania by mortgagor corporation, not presently a lien, all of which taxes when assessed or settled, if not paid will constitute a prior lien against any fund created at a judicial sale.

                                                                      EXHIBIT H
                                                                      ---------


                         OPTIONAL REDEMPTION OF BONDS


         Redemption Date                 Principal Amount of Bonds
           (August 1)                         To be Redeemed
         ---------------                 -------------------------

         2001                                  $100,000
         2002                                   150,000
         2003                                   200,000
         2004                                   250,000
         2005                                   250,000
         2006                                   340,000
         2007                                   340,000
         2008                                   340,000
         2009                                   340,000
         2010                                   340,000
         2011                                   340,000
         2012                                   340,000
         2013                                   340,000
         2014                                   340,000
         2015                                   325,000
------------------------------

================================================================================

                 REIMBURSEMENT, CREDIT AND SECURITY AGREEMENT

                          Dated as of August 1, 2000

                                    Between

                     INNOVATIVE SOLUTIONS AND SUPPORT, LLC

                                      and

                        PNC BANK, NATIONAL ASSOCIATION

================================================================================

                               TABLE OF CONTENTS

                                                                         Page
Recitals................................................................   1

                                  ARTICLE I.
                                 DEFINITIONS 2
Section 1.01  Definitions ..............................................   2
Section 1.02  Rules of Construction; Time of Day .......................   8

                                  ARTICLE II.
                      LETTER OF CREDIT AND REIMBURSEMENT

Section 2.01  Issuance of Letter of Credit .............................   8
Section 2.02  Reimbursement and Other Payments .........................   9
Section 2.03  Transfer; Reduction; Reinstatement .......................  12
Section 2.04  Obligations Absolute .....................................  13
Section 2.05  Indemnification ..........................................  13
Section 2.06  Liability of Bank ........................................  14

                                 ARTICLE III.
                                   SECURITY

Section 3.01  Security and Subrogation under Indenture .................  15
Section 3.02  Pledge of Rights to Certain Funds and Investments.........  15
Section 3.03  Pledged Bonds ............................................  15
Section 3.04  Mortgage; Additional Security.............................  17
Section 3.05  Financing Statements .....................................  17
Section 3.06  Guaranty .................................................  17

                                  ARTICLE IV.
                             CONDITIONS PRECEDENT

Section 4.01  Documentation ............................................  17
Section 4.02  Issuance of Bonds ........................................  18

                                  ARTICLE V.
                        REPRESENTATIONS AND WARRANTIES

Section 5.01  Existence ................................................  19
Section 5.02  Power, Authorization and No Conflicts ....................  19
Section 5.03  Governmental Authorizations and Other Approvals ..........  19
Section 5.04  Validity and Binding Effect ..............................  19
Section 5.05  No Litigation ............................................  20

Section 5.06  No Violations ............................................  20
Section 5.07  Compliance ...............................................  20
Section 5.08  Title to Properties; Liens and Encumbrances ..............  20
Section 5.09  Utilities and Access .....................................  21
Section 5.10  Financial Information ....................................  21
Section 5.11  ERISA ....................................................  21
Section 5.12  Environmental Representations ............................  21
Section 5.13  Outstanding Obligations ..................................  22
Section 5.14  Other Material Contracts .................................  22
Section 5.15  Solvency .................................................  22
Section 5.16  Disclosure ...............................................  22
Section 5.17  Representations in Other Documents .......................  22

                                  ARTICLE VI.
                               GENERAL COVENANTS

Section 6.01  Maintenance of Existence .................................  23
Section 6.02  Disposition of Assets ....................................  23
Section 6.03  Compliance with Laws .....................................  23
Section 6.04  Maintenance of Governmental Authorizations ...............  23
Section 6.05  Maintenance of Insurance .................................  23
Section 6.06  Compliance with Bond Documents and Other Contracts .......  24
Section 6.07  Maintenance of Properties ................................  24
Section 6.08  Visitation Rights ........................................  24
Section 6.09  Keeping of Books .........................................  24
Section 6.10  Reporting Requirements ...................................  24
Section 6.11  Consents Under Bond Documents ............................  26
Section 6.12  Amendments to Bond Documents .............................  26
Section 6.13  Limitation on Optional Calls and Conversions .............  26
Section 6.14  Liens; Negative Pledge ...................................  26
Section 6.15  Payment of Debt ..........................................  27
Section 6.16  Environmental Covenants ..................................  27
Section 6.17  ERISA ....................................................  29
Section 6.18  Tax Returns ..............................................  29
Section 6.19  Leases ...................................................  29
Section 6.20  Optional Redemptions of Bonds ............................  29
Section 6.21  Financial Covenants ......................................  30
Section 6.22  Further Assurances .......................................  30

                          ARTICLE VII.
                       CONSTRUCTION COVENANTS

Section 7.01  Application of Project Fund...............................  31
Section 7.02  Requisitions Approval.....................................  33
Section 7.03  Construction; Completion Date.............................  34
Section 7.04  Certain Contracts Prohibited..............................  35

Section 7.05  Certain Notices...........................................  35
Section 7.06  Releases..................................................  35
Section 7.07  Change Orders.............................................  35
Section 7.08  Subcontracts..............................................  35

                                 ARTICLE VIII.
                             DEFAULTS AND REMEDIES

Section 8.01  Defaults..................................................  36
Section 8.02  Remedies..................................................  39
Section 8.03  Waivers; Consents.........................................  39
Section 8.04  No Waiver; Remedies Cumulative............................  39
Section 8.05  Set-Off...................................................  40

                                  ARTICLE IX.
                                 MISCELLANEOUS

Section 9.01  Notices...................................................  40
Section 9.02  Successors and Assigns....................................  41
Section 9.03  Survival of Covenants.....................................  41
Section 9.04  Counterparts..............................................  41
Section 9.05  Costs, Expenses and Taxes.................................  41
Section 9.06  Amendments................................................  42
Section 9.07  Severability; Interest Limitation.........................  42
Section 9.08  Conflicts.................................................  42
Section 9.09  Complete Agreement........................................  43
Section 9.10  Consent to Jurisdiction; Venue; Waiver of Jury Trial......  43
Section 9.11  Governing Law.............................................  43
Section 9.12  Headings..................................................  43


EXECUTION...............................................................  44

EXHIBIT A - Form of Letter of Credit....................................  A-1

EXHIBIT B - Project Facilities Description..............................  B-1

EXHIBIT C - Environmental Matters.......................................  C-1

EXHIBIT D - Outstanding Obligations.....................................  D-1

EXHIBIT E - Outstanding Material Contracts..............................  E-1

EXHIBIT F - Permitted Liens ............................................  F-1

EXHIBIT G - [Intentionally Omitted].....................................  G-1

EXHIBIT H - Optional Redemption of Bonds ...............................  H-1